As filed with the Securities and Exchange Commission on December 28, 2016

Registration No. 333-214853

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1/A

Amendment No. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BIOCRUDE TECHNOLOGIES USA, INC.
(Exact name of registrant as specified in its charter)

Nevada	8731	81-2924160
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(IRS employer identification number)

1255 PHILLIPS SQUARE, SUITE 605
MONTREAL, QUEBEC, CANADA H3B 3G5
Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Harold P. Gewerter, Esq. Ltd.
1212 S. Casino Center Blvd.
Las Vegas, NV 89104
702-382-1714
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Harold P. Gewerter, Esq.

Harold P. Gewerter, Esq. Ltd.

1212 S. Casino Center

Las Vegas, NV 89104

(702) 382-1714

Fax: (702) 382-1759

Email: harold@gewerterdowling.com

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Offering Price(2)	Amount of Registration Fee(3)(4)(5)
Shares(1) for sale by Our Company	20,000,000	$1.75	$35,000,000	$3,524.50
Selling Shareholders– Common Stock	6,718,303	$1.75	$11,757,030	$1,181.00

(1)	Each share consists of 1 common share.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).
(3)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.
(4)	Previously paid $4,704.20 under CIK 0001390131 on form S-1 filed June 2, 2016, file Number(s) 333-211774. A fee of $714.93 is paid herewith.
(5)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The issuer and the selling shareholders will sell the common stock being registered in this offering at a fixed price of $1.75 per share until such time the common stock is quoted on OTC Bulletin Board. It is possible that the Company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange.

SUBJECT TO COMPLETION, DATED DECEMBER 28, 2016

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

BIOCRUDE TECHNOLOGIES USA, INC.

6,718,303 Shares of Common Stock and 20,000,000 Shares

This prospectus will also allow us to issue up to 20,000,000 shares of our common stock (“Shares” or “Securities”) in our initial public offering. The proceeds from the sale of these Shares will be available for use by the Company. The shares in the IPO are being sold by our officers and directors. This prospectus will also allow one hundred nineteen (119) selling shareholders to sell 6,718,303 shares of common stock which proceeds will not be available for use by the company. The securities being registered in this offering may be illiquid because they are not listed on any exchange or quoted on the OTC Bulletin Board and no market for these securities may develop. The issuer and the selling shareholders will sell the common stock at the fixed price of $1.75 per share until such time the common stock is quoted on OTC Bulletin Board, and thereafter at market prices, consistent with the disclosure in the “Plan of Distribution” section below. The Company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange.

	Offering Price per Share	Gross Proceeds to the Company	Offering Expenses(1)(2)	Net Proceeds to the Company	Net Proceeds to Selling Shareholders
Per Share (Initial Public Offering)	$1.75	$1.75	$0.175	$1.575	$0.00
Per Share (Selling Shareholders)	$1.75	$0.00	$0.00	$0.00	$1.75
Total	$46,757,030	$35,000,000	$3,500,000	$31,500,000	$11,757,030

(1)	Estimated expenses to be paid by the Issuer including payment of any underwriting or placement commissions, discounts or expense.

(2)	Selling shareholders shall not pay any expenses of offering their shares. All expenses of this offering shall be borne by the Issuer.

The Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act

Our Independent Registered Public Accounting Firm has raised substantial doubts about our ability to continue as a going concern.

The securities offered in this prospectus involve a high degree of risk. You should consider the Risk factors beginning on page 6 before purchasing our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 28, 2016.

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Unless otherwise specified, the information in this prospectus is set forth as of December 28, 2016, and we anticipate that changes in our affairs will occur after such date. We have not authorized any person to give any information or to make any representations, other than as contained in this prospectus, in connection with the offer contained in this prospectus. If any person gives you any information or makes representations in connection with this offer, do not rely on it as information we have authorized. This prospectus is not an offer to sell our common stock in any state or other jurisdiction to any person to whom it is unlawful to make such offer.

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PROSPECTUS SUMMARY

The following summary highlights selected information from this prospectus and may not contain all the information that is important to you. To understand our business and this offering fully, you should read this entire prospectus carefully, including the financial statements and the related notes beginning on page 42. This prospectus contains forward-looking statements and information relating to BioCrude Technologies USA, Inc. See Cautionary Note Regarding Forward Looking Statements on page 9.

The Company

The Company was formed on August 4, 2015 in the State of Nevada under the name of “BioCrude Technologies, Inc.”, the whole as appears in Exhibit 3.1. On November 8, 2016, the Company received its “Certificate of Amendment to Articles of Incorporation” pursuant to NRS 78.385 and 78.390) to its request for a name change from “BioCrude Technologies, Inc.” to “BioCrude Technologies USA, Inc.”, whilst still doing business as “BioCrude Technologies, Inc.”, as well; the amendment appears in Exhibit 3.3. The Company is a startup company and our auditors have issued a going concern opinion.

Business Strategy

The Company is a resource management expertise and services provider, catering to commercial, municipal, and industrial customers, primarily in the areas of solid waste management and recycling services.

BioCrude Technologies USA, Inc. has developed efficient, cost-effective, and environmentally friendly products, processes and systems for the reformation of waste material, waste management and creation of renewable energy.

The versatility and potential of the BioCrude Technologies USA, Inc. has been demonstrated by the many uses that our R&D department has already tested and verified. The avenues they have explored include sustainable and cost efficient methods that will enlarge composting and biomethanation yields and rates of decomposition while increasing output and providing a higher quality of end product. Their focus is on waste treatment protocols for Municipal Solid Waste (MSW), cellulose, all organic waste and all manure types; renewable energy sources such as biogas, ethanol and biodiesel; waste water treatment, and multiple other applications.

One very important area that BioCrude Technologies USA, Inc. excels in is the reformation of Municipal Solid Waste (MSW) into renewable energy and marketable end-by-products, using its intrinsic intellectual property and know how in its “Integrated Municipal Solid Waste to Energy Proposed Complexes” for municipal applications. Understanding the non-homogenous nature and characteristics of the waste, we can define distinct processes to optimally handle the procurement of the varied categories of waste (MSW can be classified into organics, fuels, recyclables, inerts and others), once segregated with an efficient separation process and materials recovery facility (MRF). There is no intellectual property protection as of yet. BioCrude will be filing for certain Intellectual property and know how protection via a patent for “Integrated Municipal Solid Waste to Energy Systems” while developing the Union of Comoros project. In addition to patent applications, the Company will apply for trademark protection where appropriate.

The long-term vision of the organization is to build a highly sustainable and profitable company by transforming traditional solid waste streams into renewable resources and marketable by-products. Global competition for limited resources is, the Company believes, creating significant business opportunities for companies that can sustain and extract value in the form of energy and raw materials from resources previously considered an irretrievable waste stream. BioCrude’s business strategy has been firmly tied to creating a sustainable resource management model and the Company continues to be rooted in these same tenets today. Each day the Company strives to create long-term value for all stakeholders: customers, employees, communities, and shareholders, by helping customers and communities manage their resources in a sustainable and financially sound manner.

Environmental issues have taken the forefront globally, creating solid expectations for investments in green technology. The Company will pursue Licensing agreements, Joint Ventures and Revenue sharing agreements for the use, fabrication and sale of the independent products and processes.

The Company intends to achieve successful market penetration in numerous segments of the industry, generating escalating positive cash flows on an annual basis so that the Company becomes a competitive leading participant in the industry. Management will look to have its Integrated Municipal Solid Waste to Energy Complexes widely implemented across Africa, Asia, the Balkans and North America with a view to expanding to other international markets (Latin America), while continuing to pursue Concession Agreements under private license/joint ventures and other conventional arrangements.

The executive offices are located at1255 Phillips Square, Suite 605, Montreal, Quebec, CA H3B 3G5. Our telephone number is (877) 778-1268.

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The Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act

The Company shall continue to be deemed an emerging growth company until the earliest of:

(A)	the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

(B)	the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

(C)	the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

(D)	the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.

As an emerging growth company, the Company is exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company, the Company is exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

The Offering

This prospectus covers up to 20,000,000 shares of common stock to be issued and sold by the Company at a price of $1.75 per share in a direct public offering and 6,718,303 shares held by selling shareholders to be sold at $1.75 per share.

ABOUT THIS OFFERING

Securities Being Offered	Up to 20,00,000 Shares of BioCrude Technologies USA, Inc. to be sold by the Company at a price of $1.75 per share and 6,718,303 shares of common stock of BioCrude Technologies USA, Inc. to be sold by selling shareholders at a price of $1.75 per share.

Initial Offering Price	The Company will sell up to 20,000,000 Shares at a price of $1.75 per share and the selling shareholders will sell up to 6,718,303 shares at a price of $1.75 per share.

Terms of the Offering	The Company will offer and sell the Shares of its common stock at a price of $1.75 per share in a direct offering to the public. The selling shareholders will offer and sell the shares of their common stock at a price of $1.75 per share.

Termination of the Offering	The offering by the Company will conclude when the Company has sold all of the 20,000,000 Shares of common stock offered by it. The Company may, in its sole discretion, decide to terminate the registration of the shares offered by the Company. The selling shareholder offering will remain open until all selling shareholder shares registered hereunder have been sold.

Risk Factors	An investment in our common stock is highly speculative and involves a high degree of risk. See Risk Factors beginning on page 6.

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RISK FACTORS

An investment in our common stock is highly speculative, involves a high degree of risk, and should be made only by investors who can afford a complete loss. You should carefully consider the following risk factors, together with the other information in this prospectus, including our financial statements and the related notes, before you decide to buy our common stock. If any of the following risks actually occur, our business, financial condition, or results of operations could be materially adversely affected, the trading of our common stock could decline, and you may lose all or part of your investment therein.

Risks Relating to the Early Stage of our Company

We are at a very early operational stage and our success is subject to the substantial risks inherent in the establishment of a new business venture.

The implementation of our business strategy is in a very early stage. Our business and operations should be considered to be in a very early stage and subject to all of the risks inherent in the establishment of a new business venture. Accordingly, the intended business and operations may not prove to be successful in the near future, if at all. Any future success that we might enjoy will depend upon many factors, several of which may be beyond our control, or which cannot be predicted at this time, and which could have a material adverse effect upon our financial condition, business prospects and operations and the value of an investment in the Company.

We have a very limited operating history and our business plan is unproven and may not be successful.

The Company was formed in August 2015, but we have not yet begun full scale operations. We have not proven that our business model will allow us to generate a profit.

We have suffered operating losses since inception and we may not be able to achieve profitability.

We had an accumulated consolidated deficit of $6,153,536 as of December 31, 2015 and we expect to continue to incur significant set up expenses in the foreseeable future. As a result, we are sustaining substantial operating and net losses, and it is possible that we will never be able to sustain or develop the revenue levels necessary to attain profitability.

We may have difficulty raising additional capital, which could deprive us of necessary resources.

We expect to continue to devote significant capital resources to expand our business plan. In order to support the initiatives envisioned in our business plan, we will need to raise additional funds through public or private debt or equity financing, collaborative relationships and/or other arrangements. Our ability to raise additional financing depends on many factors beyond our control, including the state of capital markets and the market price of our common stock. Because our common stock is not listed on a major stock market, many investors may not be willing or allowed to purchase it or may demand steep discounts. Sufficient additional financing may not be available to us or may be available only on terms that would result in further dilution to the current owners of our common stock.

We expect to raise additional capital during 2016 but we do not have any firm commitments for funding. If we are unsuccessful in raising additional capital, or the terms of raising such capital are unacceptable, we may have to modify our business plan and/or significantly curtail our planned activities and other operations.

There are substantial doubts about our ability to continue as a going concern and if we are unable to continue our business, our shares may have little or no value.

The Company’s ability to become a profitable operating company is dependent upon its ability to generate revenues and/or obtain financing adequate to fulfill our requirements to complete evaluations of Concession acquisitions and development of same opportunities and to achieve a level of revenues adequate to support our cost structure has raised substantial doubts about our ability to continue as a going concern. We plan to attempt to raise additional equity capital by selling shares in this offering and, if necessary, through one or more private placement or public offerings. However, the doubts raised, relating to our ability to continue as a going concern, may make our shares as an unattractive investment for potential investors. These factors, among others, may make it difficult to raise any additional capital.

Failure to effectively manage our growth could place strains on our managerial, operational and financial resources and could adversely affect our business and operating results.

Our growth has placed, and is expected to continue to place, a strain on our managerial, operational and financial resources. Further, if our business grows, we will be required to manage multiple relationships. Any further growth by us or an increase in the number of our strategic relationships will increase this strain on our managerial, operational and financial resources. This strain may inhibit our ability to achieve the rapid execution necessary to implement our business plan, and could have a material adverse effect upon our financial condition, business prospects, operations and the value of an investment in the Company.

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Existing shareholders will retain control of the Company after the offering, limiting the voting power of the shares sold and purchased under this offering.

Mr. John Moukas, President and CEO, currently possesses a significant amount (approximately 76%) of the issued and outstanding shares of common stock directly. Accordingly, Mr. John Moukas will be able to have significant impact on all matters requiring approval by the shareholders of the Company, including the election of all directors and the approval of significant corporate transactions, including a change of control of the Company. Moreover, the Company’s success is highly dependent on the abilities of Mr. Moukas’ decision making process with regards to the day to day, as well as the significant needs of the on-going concerns of the Company. The Company (“Board”) not only acknowledges the need of complimentary experience and intellectual added value within the waste management and financial milieus, but will solicit and engage with the necessary human resources requisite to fulfil same for the benefit of the on-going concern.

Risks Relating to our Business

Competition in the Waste Management industry/milieu is highly competitive and there is no assurance that we will be successful in acquiring viable Concession engagements from regulating governmental authorities.

The Waste Management industry/milieu is intensely competitive. We compete with numerous companies, including many major companies which have substantially greater technical, financial and operational resources and staffs. Accordingly, there is a high degree of competition for access to funds. We cannot predict if the necessary funds can be raised or that any projected work will be completed.

Risk relating to intellectual property and know-how protection

Though certain intellectual property and know-how of the Company is not, or cannot be totally protected via legal mechanisms or against the implied intent and/or capabilities of potential perpetrators, vulnerability to copying and/or theft exists. Board members have a distinct responsibility to analyze and mitigate risk on behalf of the Company and/or shareholders, and as such, appreciate the materiality of the risk and will attempt to get a handle on measuring its components and try to implement viable countering measures to same. As well, the Board will adopt, as part of its corporate governance, policy that insists that vigilance be institutionalized by monitoring the worldwide marketplace, auditing all security and confidentiality protections in the organization, and making security expectations clear to all employees, over and above developing and having in place rapid response procedures to mitigate risk when theft or abuse of intellectual property occurs.

Current and future governmental and environmental regulations could adversely affect our business.

Our business is subject to federal, state and local laws and regulations. Our operations are also subject to complex environmental and energy procurement laws and regulations adopted by the various jurisdictions in which we have or expect to have operations. We could incur liability to governments or third parties for any unlawful discharge of pollutants into the air, soil or water, including responsibility for remedial costs.

Government regulation could be an intervening issue whilst trying to get the Concession and Power Purchase Agreements with implications related thereto, which may impact/inhibit the Company’s success in realizing its milestones in the execution of its proposed MSW to Energy Complex for a particular country (client). Part and parcel of the Company’s MSW to Energy proposal submitted to governments is a prefeasibility study of same, which is given to the different divisions of governments, dictating what is required from same with regards to regulation, permits and clearances. The stipulations and provisions for regulations, permits and clearances are absolute (once finalized by BioCrude and the Governmental authorities (with the intervention of technical divisions of same)) within the Concession agreements and signed off on (as well as time delays for granting same from the time BioCrude submits formal plans) by the appropriate divisions of government regulating same ad hoc, i.e. Ministry of Environment (Pollution, water, etc.…), Ministry of Energy (Power Corporation; electricity act [auto producer of electricity and transmission), Municipality (MSW Concession, land concession, water concession), Ministry of Finance (Sovereign Guarantees), etc.… Once the Concessions are acquired (signed), government regulation risk is dramatically reduced or eliminated

Because the requirements imposed by laws and regulations are frequently changed, no assurance can be given that laws and regulations enacted in the future, including changes to existing laws and regulations, will not adversely affect our business.

Risks Relating to our Stock

The Offering price of $1.75 per share is arbitrary.

The Offering price of $1.75 per share has been arbitrarily determined by our management and does not bear any relationship to the assets, net worth or projected earnings of the Company, or any other generally accepted criteria of value.

We have no firm commitments to purchase any shares.

We have no firm commitment for the purchase of any shares. Therefore there is no assurance that a trading market will develop or be sustained. The Company has not engaged a placement agent or broker for the sale of the shares. The Company may be unable to identify investors to purchase the shares and may have inadequate capital to support its ongoing business obligations.

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Our selling shareholder offering may make it more difficult to sell the Company’s offering.

The Company may experience difficulty raising proceeds in our offering in light of the selling shareholder offer of shares concurrently with our offering as this will make additional shares for purchase and investors may choose to buy from a selling shareholder thus lessening the sales and thus the proceeds to the Company.

All proceeds from the sale of shares offered by the Company will be immediately available for use by the Company.

There is no minimum offering amount and we have not established an escrow to hold any of the proceeds from the sale of the shares offered by the Company. As a result, all proceeds from the sale of shares offered by the Company will be available for immediate use by the Company. The proceeds of the sale may not be sufficient to implement the Company’s business strategy.

Our shares are not currently traded on any market or exchange. We will apply to have our common stock traded over the counter; there is no guarantee that our shares will ever be quoted on the OTC or listed on an exchange, which could severely impact their liquidity.

Currently our shares are not traded on any market or exchange. We will apply to have our common stock quoted via the OTC. Therefore, our common stock is expected to have fewer market makers, lower trading volumes and larger spreads between bid and asked prices than securities listed on an exchange such as the New York Stock Exchange or the NASDAQ Stock Market. These factors may result in higher price volatility and less market liquidity for the common stock. It is possible that the Company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange.

A low market price would severely limit the potential market for our common stock.

Our common stock is expected to trade at a price substantially below $5.00 per share, subjecting trading in the stock to certain SEC rules requiring additional disclosures by broker-dealers. These rules generally apply to any non-NASDAQ equity security that has a market price share of less than $5.00 per share, subject to certain exceptions (a “penny stock”). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and institutional or wealthy investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to the sale. The broker-dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Such information must be provided to the customer orally or in writing before or with the written confirmation of trade sent to the customer. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from effecting transactions in our common stock.

FINRA sales practice requirements may also limit a stockholders ability to buy and sell our stock.

In addition to the penny stock rules promulgated by the SEC, which are discussed in the immediately preceding risk factor, FINRA rules require that in recommending an investment to a customer, a broker -dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative, low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit the ability to buy and sell our stock and have an adverse effect on the market value for our shares.

An investor’s ability to trade our common stock may be limited by trading volume.

A consistently active trading market for our common stock may not occur on the OTC. A limited trading volume may prevent our shareholders from selling shares at such times or in such amounts as they may otherwise desire. The Company’s shares may never be quoted on the OTC or listed on an exchange.

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We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Recent federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements; others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges and NASDAQ, are those that address the board of Directors independence, audit committee oversight, and the adoption of a code of ethics. We have not yet adopted any of these corporate governance measures, and since our securities are not listed on a national securities exchange or NASDAQ, we are not required to do so. It is possible that if we were to adopt some or all of these corporate governance measures, shareholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees, may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

Because we will not pay dividends in the foreseeable future, stockholders will only benefit from owning common stock if it appreciates.

We have never paid dividends on our common stock and we do not intend to do so in the foreseeable future. We intend to retain any future earnings to finance our growth. Accordingly, any potential investor who anticipates the need for current dividends from his investment should not purchase our common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, among other things:

Factors that might cause these differences include the following:

•	the ability of the Company to offer and sell the shares of common stock offered hereby;

•	the integration of multiple technologies and programs;

•	the ability to successfully complete development and commercialization of Concession engagements and the Company’s expectations regarding market growth;

•	changes in existing and potential relationships with collaborative partners;

•	the ability to retain certain members of management;

•	our expectations regarding general and administrative expenses;

•	our expectations regarding cash balances, capital requirements, anticipated revenue and expenses, including infrastructure expenses, and

•	other factors detailed from time to time in filings with the SEC.

In addition, in this prospectus, we use words such as “anticipate,” “believe,” “plan,” “expect,” “future,” “intend,” and similar expressions to identify forward-looking statements.

In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. The Company will be required to update any forward looking statements as required by law.

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USE OF PROCEEDS

With respect to up to 20,000,000 shares of common stock to be sold by the Company, unless we provide otherwise in a supplement to this prospectus, we intend to use the net proceeds from the sale of our securities for general corporate purposes, which may include one or more of the following:

•	Working Capital;
•	Set up (Fixed Asset purchases) and marketing/lobbying activities to locate and define/establish new prospects for Concession engagements;
•	Capital expenditures for prospect Concession(s) acquisition and execution thereof;
•	Investments in subsidiaries and/or joint ventures.

It is anticipated that the proceeds from this offering will fund the Company’s operations for approximately 12 months while executing projected acquired Concession engagements.

Our management will have broad discretion in the allocation of the net proceeds of any offering; however, the following table outlines management’s current anticipated use of proceeds given that the offering is being completed on a best-efforts basis and may not result in the Company receiving the entire offering amount. In the event that 100% of the funds are not raised, management has outlined how they perceive the funds will be allocated, at various funding levels. The offering scenarios are presented for illustrative purposes only and the actual amount of proceeds, if any, may differ. We estimated a 10% of offering expenses for this prospectus and it is included under General Operating Expenses. The table is set out in the perceived order of priority of such purposes, provided however; management may reallocate such proceeds among purposes as the situation dictates. Pending such uses, we intend to place such funds in an FDIC insured bank account.

USE OF PROCEEDS

% of Shares Sold	25%	50%	75%	100%
# of Shares Sold	5,000,000	10,000,000	15,000,000	20,000,000

Gross Proceeds	$8,750,000	$17,500,000	$26,250,000	$35,000,000
Less: Offering Expenses*	875,000	1,750,000	2,625,000	3,500,000

Net Proceeds to the Company ***	$7,875,000	$15,750,000	$23,625,000	$31,500,000

Use of Proceeds:
Investment in Subsidiaries and/or Joint Ventures	$403,236	$6,778,235	$14,653,234	$22,528,234
Fixed Asset Purchases	991,998	991,999	992,000	992,000
Operational Activities**	7,979,766	7,979,766	7,979,766	7,979,766
Total Use of Proceeds	$7,875,000	$15,750,000	$23,625,000	$31,500,000

Notes:

The following table summarizes the Company’s projected Subsidiary and Joint Venture investments under each of the use of proceeds scenarios detailed above:

Planned investments in Subsidiaries & Joint Ventures	$16,600,000	$18,900,000	$36,100,000	$45,800,000
Proceeds of equity issue invested in Subsidiaries & Joint Ventures	(403,236)	(6,778,235)	(14,653,234)	(22,528,234)
Additional funds to finance investments in planned Complexes obtained from the Working Capital at the Corporate level generated by these Complexes	$16,196,764	$12,121,765	$21,446,766	$23,271,766

* Offering Expenses are estimated to be $0.175/share of gross proceeds.

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As part of BioCrude’s forecasts, a contingency estimate of 10% of the provisions for commissions has been allotted as incentives for the intervention of third parties (brokers/underwriters) for the realization of the objectives of the offering as well.

BioCrude’s management has not yet engaged any services of brokers and/or underwriters and has been reliant on its acquaintances and/or angel investors. BioCrude will continue to utilize its existing resources, acquaintances and angel investors, at no cost to the Company. In this case, the savings of the offering expenses (commissions) will be kept in treasury and be utilized as part of the Company’s working capital.

** The Company’s projected proceeds will be appropriated to the following:

A) the development of the Company with regards to infrastructure (construction, fixed assets and equipment procurement), human resource staffing and working capital. It is estimated that $8 million is required for annual operational activities (salaries inclusive) of the Company.

B) the infusion of capital required to realize every projected subsidiary (within the Company’s business plan) as a self-standing entity (develop (EPC), operation (staffing inclusive)), same being 100% owned and controlled by the Company; the balance of the funding required for each subsidiary will be via long term debt mechanisms. The first Complex (BioCrude Comoros) will be that contracted for by the Governmental Authorities of the Autonomous Island of Grande Comore, Union of the Comoros, as a part of our agreement, dated January 11, 2016.

*** The amount of capital raised will determine the amount of projected acquired Concession engagements that can be executed and/or realized.

Nota Bene:

The basis upon which the Company operates is to treat each complex within a country as a standalone entity, the Company being either a 100% owner of the subsidiary or a 50% owner, in a joint venture with the local government entity being the other 50% owner (the joint venture partner will be responsible for its prorated share of equity infusion as well as apply in joint with the Company for the debt funding for the complex). BioCrude will be responsible for the management of the complex as well as the Engineering, Procurement (materials and equipment) and Construction (“EPC”) details of each complex, and remunerated according to the stipulations of the proposed Joint Venture Engagement. The Procurement of Assets (materials and equipment) and Construction (civil works, mechanical, electrical, etc.…) for the proposed facility will be awarded to suppliers via direct solicitation or tender.

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The primary use of the proceeds from the offering is for investments in subsidiaries and joint ventures. The balance of the funds required to finance the development and construction of a Complex are planned to originate from financial institutions, mostly from within a country. This financing will be secured by the developed complex and the subrogation of rights to the contracts with regards to the Governmental Sovereign Guarantees offered by the same for the de facto execution of all of the Governments obligations, with payment stipulations for services to be received inclusive, amongst other contractual stipulations. The company entity will make a forecasted equity investment equal to 10% of the capital expenditures attributed to each Complex, whereby relying on 90% debt funding.

In certain circumstances, the Company will enter into a joint venture agreement with the local government (on a 50% ownership basis for each party), as part of being in compliance to certain government’s regulations insistent on a Public-Private partnership (“PPP”) for certain industries or as a financial inducement with regards to their costs for waste management, whereby their profits from equity participation of the operation of the Waste to Energy complex can be viewed as reducing their actual costs from their present practices by same, in a benign, environmentally friendly manner, without deferred future costs of remedy procured from existing practices (over exhausted landfills, contaminated soils and water tables, etc.…), as well as obtaining the required Sovereign Guaranties. In exchange for the reduced participation in the profits for the complex, the Company charges a licensing fee, payable within 3 months of signing of the contracts.

Additional revenue at the corporate level is derived by charging the complex for the design of the Complex, procurement and installation of the requisite equipment, and physical construction of the Complex (“EPC”).

Capital asset purchases at the corporate level are expected to be $992,000 in the first year, comprised of office furniture ($280,000), computer hardware and software ($317,000), and leasehold improvements ($395,000).

CAPITALIZATION

The following table sets forth the Company’s cash and capitalization at the corporate level as of September 30, 2016 on:

•	An actual basis.

•	Adjustments for the receipt of the proceeds from the offering of 20,000,000 shares of common stock by us in this offering at the initial public offering price of $1.75 and the estimated offering expense payable by us are not included in the following table due to this offering is on a best-efforts basis with no minimum number of shares to be sold.

Actual

Cash	$3,077

Short-term debt	$145,752
Long-term debt	-

Stockholders’ deficit:
Common stock	49,801
Additional paid-in capital	5,927,802
Accumulated other comprehensive income	26,440
Accumulated deficit	(6,295,577)
Total stockholders’ deficit	(291,534)

Total capitalization (deficit)	$(145,782)

* In this prospectus, we are offering 20,000,000 shares of our common stock for $1.75 per share.

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DILUTION

The net tangible book value of the Company as of September 30, 2016 was ($291,534) or ($0.00) per share of common stock. Net tangible book value per share is determined by dividing the tangible book value of the Company (total tangible assets less total liabilities) by the number of outstanding shares of our common stock as of September 30, 2016.

Our net tangible book value and our net tangible book value per share will be impacted by the 20,000,000 shares of common stock which may be sold by the Company. The amount of dilution will depend on the number of shares sold by the Company. The following example shows the dilution to new investors at an assumed offering price of $1.75 per share and various scenarios of different number of shares being sold.

We are registering 20,000,000 shares of common stock for sale by the Company. If all shares are sold at the offering price of $1.75 per share less estimated offering expenses, our net tangible book value and per share dilution under various offering scenarios as of December 28, 2016, is illustrated in the following table:

	$35,000,000 Offering (100%)	$26,250,000 Offering (75%)	$17,500,000 Offering (50%)	$8,750,000 Offering (25%)
Number of current shares held	49,804,303	49,804,303	49,804,303	49,804,303
Number of new shares issued	20,000,000	15,000,000	10,000,000	5,000,000
Total number of shares after this offering	69,804,303	64,804,303	59,804,303	54,804,303

Net tangible book value before this offering	$(291,534)	$(291,534)	$(291,534)	$(291,534)
Increase in net tangible book value	31,500,000	23,625,000	15,750,000	7,875,000
Net tangible book value after this offering	$31,208,466	$23,333,466	$15,458,466	$7,583,466

Assumed public offering price per share	$1.75	$1.75	$1.75	$1.75
Net tangible book value per share before this offering	$(0.00)	$(0.00)	$(0.00)	$(0.00)
Increase attributable to new investors	$0.45	$0.36	$0.26	$0.14
Net tangible book value per share after this offering	$0.45	$0.36	$0.26	$0.14
Dilution per share to new stockholders	$1.30	$1.39	$1.49	$1.61

Current Shareholders % after offering	71.35%	76.85%	83.28%	90.88%
Purchasers % after offering	28.65%	23.15%	16.72%	9.12%

Control

The issuer is registering 6,718,303 shares of common stock that is collectively held by one hundred nineteen (119) shareholders. These shareholders will continue to own the majority of the issuer’s registered common stock after the offering, and will continue to control the issuer.

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MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is not currently traded on any exchange. We cannot assure that any market for the shares will develop or be sustained.

We have not paid any dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. We intend to retain any earnings to finance the growth of our business. We cannot assure you that we will ever pay cash dividends. Whether we pay cash dividends in the future will be at the discretion of our Board of Directors and will depend upon our financial condition, results of operations, capital requirements and any other factors that the Board of Directors decides are relevant. See Management’s Discussion and Analysis of Financial Condition and Results of Operations.

As of December 28, 2016, the Company has one hundred nineteen (119) shareholders who hold 100% of its issued and outstanding common stock.

DESCRIPTION OF BUSINESS AND PROPERTY

The Company

The Company was formed on August 4, 2015 in the State of Nevada.

The Company is authorized to issue up to 75,000,000 shares of common stock at par value $0.001 per share.

An initial Subscription of $6,575 was made by Mr. John Moukas to the Company, in return for 6,575 shares of capital stock of same.

History - BioCrude Technologies, Inc. (Canada) – [BioCrude Canada]

On October 27, 2008, Mr. John Moukas incorporated, under Canadian Laws, BioCrude Technologies, Inc. (Canada).

On December 15, 2012, BioCrude Canada engaged in an “Agreement for Purchase of Assets and Assumption of Liabilities” with 9175 1925 Quebec Inc., whereby BioCrude Canada has purchased all of the Assets (including assumption of all liabilities – Outstanding Subscriptions) of 9175 1925 Quebec Inc. under the following purchase terms:

The total price paid by BioCrude Technologies, Inc. (Canada) to 9175 1925 Quebec Inc. for all the assets of same was six hundred seventy five thousand dollars ($675,000.00).

The purchase price paid by BioCrude Canada to acquire the assets of 9175 1925 Quebec Inc. was six hundred seventy five thousand dollars ($675,000.00). BioCrude Canada agreed to assume all of the 9175 1925 Quebec Inc.’s Outstanding Subscriptions, totaling six hundred thirty seven thousand one hundred and twenty five dollars ($637,125.00) plus an amount due to Mr. John Moukas, totaling twenty four thousand six hundred and two dollars ($24,602.00), and to remit to 9175 1925 Quebec Inc. an amount of thirteen thousand two hundred and seventy three dollars ($13,273.00).

The purpose of the transaction was to transfer assets from a holding company into a newly defined and organized federal corporation for the development and operation of waste management services.

Following is a list of assets BioCrude Technologies, Inc. (Canada) purchased from 9175 1925 Quebec Inc.:

(“IP and Goodwill / Incubated Works of Lobbying” & Contracts)

Assets:

➢	All intellectual property (fungal technology and integrated systems) as well as knowhow developed and acquired;

➢	All established alliances and clientele base/incubated works (both Local and International);

➢	Goodwill established in the realms of Waste Management via the years of lobbying to different countries worldwide;

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Nota Bene -     Mr. John Moukas was 100% stakeholder of 9175 1925 Quebec Inc.

 -      Mr. John Moukas was 100% stakeholder (39,500,000 common shares) of BioCrude Canada.

Engagement Transaction – By and Between the “Company” and “BioCrude Canada”

On December 29, 2015, the Company engaged in an “Agreement for Purchase of Assets and Assumption of Liabilities” with BioCrude Canada, whereby the Company has purchased all of the Assets (including assumption of all liabilities – Outstanding Subscriptions) of BioCrude Canada under the following purchase terms:

The total price paid by the Company to the BioCrude Canada for all the assets of BioCrude Canada was 39,500,000 shares of the Company’s capital stock (direction of payment to BioCrude Canada’s respective shareholders) and the assumption of the all of the Loans and Convertible Loans of BioCrude Canada, provided that any and all references therein to the rights of the creditors to convert their respective outstanding loan amounts in accordance with the terms of the Convertible Loans and Loans into equity of BioCrude Canada shall be adjusted and amended to reflect these outstanding amounts now be convertible or exchangeable, as the case may be, into the same amount of shares of the Company’s common stock, all on the same terms and conditions set out in the respective agreements. The Company is also obligated to execute all of the “Outstanding Subscriptions” assumed, and issue out 669,000 shares of its common stock to the respective Subscribers, respecting the terms, conditions and caveats of the Subscription Agreements, as established, by and between each Subscriber and BioCrude Canada.

The purpose of the transaction was to transfer the assets needed for the company’s operation into an entity which could be listed on a U.S. stock exchange in order to raise the funds needed for operation in the most uncomplicated way.

Following is a list of assets BioCrude Technologies USA, Inc. (Nevada) purchased from BioCrude Technologies, Inc. (Canada):

(“IP and Goodwill / Incubated Works of Lobbying” & Contracts)

Assets:

➢	All intellectual property (fungal technology and integrated systems) as well as knowhow developed and acquired;

➢	All established alliances and clientele base/incubated works (both Local and International);

➢	Goodwill established in the realms of Waste Management via the years of lobbying to different countries worldwide;

➢	Grande Comore, Union of the Comoros Concession & Power Purchase Agreements.

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Nota Bene: On October 9, 2015, the Company issued a combined total of 5,129,490 Class “A” Shares of BioCrude Technologies USA, Inc.’s (Nevada) capital stock as a form of “Gratitude Stock” to 80 beneficiaries (refer to Note 6). Gratitude Stock has been issued by the Company to “Grantees”(beneficiaries), as a form of compensation in lieu of monetary payment for various reasons encompassing the following: services rendered, engagement of services, appreciation of services, appreciation of commitment and continual loyalty of persons to BioCrude, compensation for/of services and/or circumstances, and any and all circumstances related to encouraging, for added value to same, employees, contractors, agents of the Corporation, amongst other persons engaging with the Corporation, whilst sustaining and enhancing the goodwill of the Corporation.

The Company, upon assuming all Loans and Convertible Loans, shall honour any and all terms, conditions, stipulations, caveats, amongst any and all other provisions inherent within the realms of same, and more particularly, the Convertible Loans, if exercised, will be converted at the face value of the stipulations within the contractual engagements.

- Mr. John Moukas owns 38,000,000 common shares of BioCrude Technologies, Inc. (Canada).

- Mrs. Cerasela Tesleanu (spouse of Mr. John Moukas) owns 1,500,000 common shares of BioCrude Technologies, Inc. (Canada) (Mr. John Moukas gifted same to spouse on Dec. 18, 2015 from his original holdings of 39,500,000 common shares).

Business Strategy

The Company is a resource management expertise and services provider, catering to commercial, municipal, and industrial customers, primarily in the areas of solid waste management and recycling services.

BioCrude Technologies USA, Inc. has developed efficient, cost-effective, and environmentally friendly products, processes and systems for the reformation of waste material, waste management and creation of renewable energy.

The versatility and potential of the BioCrude Technology has been demonstrated by the many uses that our R & D department has already tested and verified. The avenues they have explored include sustainable and cost efficient methods that will enlarge composting and biomethanation yields and rates of decomposition while increasing output and providing a higher quality of end product. Their focus is on waste treatment protocols for Municipal Solid Waste (MSW), cellulose, all organic waste and all manure types; renewable energy sources such as biogas, ethanol and biodiesel; waste water treatment, and multiple other applications.

One very important area that BioCrude Technologies USA, Inc. excels in is the reformation of Municipal Solid Waste (MSW) into renewable energy and marketable end-by-products, using its intrinsic intellectual property and know how in its “Integrated Municipal Solid Waste to Energy Proposed Complexes” for municipal applications. Understanding the non-homogenous nature and characteristics of the waste, we can define distinct processes to optimally handle the procurement of the varied categories of waste (MSW can be classified into organics, fuels, recyclables, inerts and others), once segregated with an efficient separation process and materials recovery facility (MRF).

The long-term vision of the organization is to build a highly sustainable and profitable company by transforming traditional solid waste streams into renewable resources and marketable by-products. Global competition for limited resources is, the Company believes, creating significant business opportunities for companies that can sustain and extract value in the form of energy and raw materials from resources previously considered an irretrievable waste stream. BioCrude’s business strategy has been firmly tied to creating a sustainable resource management model and the Company continues to be rooted in these same tenets today. Each day the Company strives to create long-term value for all stakeholders: customers, employees, communities, and shareholders, by helping customers and communities manage their resources in a sustainable and financially sound manner.

Environmental issues have taken the forefront globally, creating solid expectations for investments in green technology. The Company will pursue Licensing agreements, Joint Ventures and Revenue sharing agreements for the use, fabrication and sale of the independent products and processes.

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The Company intends to achieve successful market penetration in numerous segments of the industry, generating escalating positive cash flows on an annual basis so that the Company becomes a competitive leading participant in the industry. Management will look to have its Integrated Municipal Solid Waste to Energy Complexes widely implemented across Africa, Asia, the Balkans and North America with a view to expanding to other international markets (Latin America), while continuing to pursue Concession Agreements under private license/joint ventures and other conventional arrangements.

Municipal Solid Waste Management is the collection, transport, processing (waste treatment), recycling or disposal of waste materials, usually ones produced by human activity, in an effort to reduce their effect on human health or local aesthetics or amenity.

Municipal Solid Waste is defined to include refuse from households, non-hazardous solid waste from industrial, commercial and institutional establishments (including hospitals), market waste, yard waste and street sweepings. MSWM encompasses the functions of collection, transfer, treatment, recycling, resource recovery and disposal of municipal solid waste.

Municipal Solid Waste Management is a major responsibility for local government. It is a complex task which requires appropriate organizational capacity and cooperation between numerous stakeholders in the private and public sectors.

The first goal of MSWM is to protect the health of the population, particularly that of low-income groups. Other goals include promotion of environmental quality and sustainability, support of economic productivity and employment generation.

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Waste-to-energy (“W2E”) or energy-from-waste (“EfW”) is the process of creating energy in the form of electricity or heat from the incineration of waste source.

Conventional Municipal Solid Waste Management employs one or more of the following processes:

➢	Waste prevention, including reuse of products

➢	Recycling, including composting

➢	Combustion with energy recovery

➢	Disposal through land-filling

Landfilling is one of the most common ways of municipal solid waste disposal in developing countries. Air pollutants emitted from landfills contributes to the emission in the atmosphere of greenhouse gases and cause serious problems to human health.

Methane emissions from landfills are a serious environmental global concern, as it accounts for approximately 15% of current greenhouse gas emissions. Landfilling is a significant contributor to greenhouse gas emissions (GHG) accountable for approximately 5% of total GHG releases which consists of methane from anaerobic decomposition of solid waste and carbon dioxide from wastewater decomposition.

The past 20 years has seen a change in how we look at our environment. There has been a greater understanding of the economic, social and environmental risks of not managing waste.

The main drivers of the W2E market are environmental factors, regulations and legislation and economic factors.

Environmental Factors

The Stern report, published in 2006, created an authoritative and eye-opening scientific report on the challenges of climate change. The report highlighted the need to decarbonize the power sector by 60% and reduce CO2 emissions by 80% of current levels to ensure increases in global temperature do not exceed two degrees Celsius.

Regulations and Legislation

Scientific evidence, public awareness and increased levels of participation in environmental campaigning have led to governments’ worldwide implementing regulations and legislation. Examples include:

•	EU Landfill Diversion Directive

•	recycling targets

•	climate change regulations

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Economics

Economic drivers to developing the waste and renewable energy sector have included:

•	waste disposal and landfill gate fees/landfill tax

•	penalties/avoidance schemes (e.g. landfill allowance schemes and fines, carbon trading)

•	energy prices

Waste to Energy Market Size and Trend

According to the most recent data available from the International Energy Agency, from 2000 to 2006, global waste to energy power production from municipal and industrial wastes increased from 283 terawatt hours to 383 terawatt hours, a 35% increase over that period. SBI Energy’s in-depth analyses of the global market forecasts the market will increase from approximately $9 billion in 2011 to $27 billion by 2021, equivalent to a CAGR of 11%.

Source: http://www.waste-management-world.com

In the past, MSW management used a single technology landfilling or mass burn, incinerators had no pollution control and energy recovery and sanitary landfills were rare.

MSW management uses more integrated and complex approaches, the waste to energy facilities have minimal environmental burden and the sanitary landfills have requirements for designing operation and monitoring and gas collection.

The provision of municipal solid waste services is a costly and troubling problem for local authorities everywhere. In many cities, service coverage is low, resources are insufficient, and uncontrolled dumping is widespread, with resulting environmental problems. Moreover, substantial inefficiencies are typically observed. Typically worldwide, governmental waste management ordinance, surprisingly enough, encompasses inefficient waste collection, landfilling until over exhaustion, and incineration.

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Out of concern for the quality of life of their residents, local municipalities bear primary responsibility for waste management. Municipalities will work with other municipal levels to identify the best collection, transportation, treatment and disposal methods for their respective jurisdictions. This includes identifying suitable sites for municipal or regional waste management facilities and managing and operating collection, transportation and treatment systems. To increase the environmental and economic efficiency of waste management, local municipalities will be responsible for planning waste management infrastructure and systems at the urban community and regional county municipality levels.

Waste management planning, as well as the production of renewable energy resources, are vital issues facing any city or municipality today. Governments at all levels, on a global scale, are allocating large amounts of funding for development of systems to combat this problem. While certain municipalities have some infrastructures in place for waste collection, they have varying degrees of advancement in the implementation of redirection systems for recoverable and reformable waste products. In essence, room for improvement exists for the following:

1.	Reduction, and eventually, the elimination of landfilling, as opposed to over exhausting (substituting proposed landfill sites with other forms of development (commercial, industrial, residential, agricultural, and community developments, amongst others – real estate value)).

2.	Reduction of Greenhouse Gases, and environmental pollutants with reference to ground and surface water contamination (percolation of contaminated leachate) alongside with the elimination of odours.

3.	Further enhanced separation process for MSW, which could prelude to a more optimal recycling program.

4.	Procurement of Renewable Energy and Marketable by-products (fertilizer) from the exploitation of the calorific value of the MSW.

Nota Bene: Landfilling is NOT a solution, but a deferral of a problem for future generation to handle. In essence, it is what it is; a PRACTICE that has been utilized for the longest period of time! Nothing more!

The myth that landfilling is a cost effective solution is what it is; a myth. There are long term ramifications, especially when the landfills are not proper “Scientific Landfills” (environmental implications; rainfall, leachate, percolation, contamination (soil and water table)). Even the fact that if a Scientific Landfill is deployed (with membrane linings) at an astronomical cost (the cost of construction of a Scientific landfill that will host approximately 2,000 TPD of waste for 25 years is approximately 100 MUSD), after a few earth tremors or shifting of land, the membrane cracks, not mentioning the fact that over time, the membrane deteriorates, thus yielding the same negative environmental impacts, only deferred in time.

Another issue to address is the continual use of landfills. As time goes on, and waste is continuously generated by the populous and its activities, more and more landfills have to be created, to a point where a good part of the country will become a cemetery for garbage.

When a need will arise to reclaim back certain land (certain countries like Pakistan, India, Bangladesh, amongst others have already started requesting proposals for same) from being host to a landfill, the cleansing process for reclamation can cost a minimum of 120 USD/m3 (do the math on a landfill that hosted 1,000 TPD of waste for 25 years, as well as cleansing all other soils to the point of the bedrock, as well as the lateral distance from the perimeter of the landfill).

Remember: the landfill gas (from the organic portion of the MSW) extracted from a landfill is a “mise en cause”, to landfilling and a onetime event, with the consequence of the balance of the waste left in the landfill. Landfill gas extraction is not 100% efficient, with a certain percentage escaping into the atmosphere and another percentage trapped in pockets of the landfill.

If one was to do a Macro-economic and Cost-Benefit analysis and of same, incorporating all of the aforesaid, especially all of the negative environmental impacts, one would find that a properly engineered solution today outweighs the so-called norm of landfilling by a minimum of 300 to 1 (I did not even incorporate the negative effects to health implications).

Large municipalities and metropolitan regions are encouraged to routinely undertake citywide strategic planning to design and implement integrated solid waste systems that are responsive to dynamic demographic and industrial growth. Strategic planning starts with the formulation of long-term goals based, on the local urban needs, followed by a medium- and short-term action plan to meet these goals. The strategy and action plans should identify a clear set of integrated actions, responsible parties and needed human, physical and financial resources. Opportunities and concepts for private sector involvement are commonly included among the examined options, as the private sector’s costs and productivity output require special consideration.

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BioCrude, having set as its objective the profitability of the activities issued of this sector, while building business relationships and social implications within the collectivity’s / communities that BioCrude is called upon to serve, beyond the environmental and social implications, and beyond the business imperatives, has set as one of its priorities to optimize waste management and treatment thereof, whilst respecting the boundaries of economies, efficiency and adherence to environmental wellbeing initiatives. BioCrude Technologies USA, Inc. has been involved in the R&D of Environmental Technologies, both process and product based, whereby it has enhanced and optimized conventional Technology, whereby giving credence to environmental, economic, social and technological well-being, too numerous to mention, and as all can be referenced in its entirety within BioCrude’s Integrated MSW-Energy Proposal. Shortlists of the aforesaid well-beings are mentioned herein under:

1.	Secure, cost effective long term processing capacity for recyclables and organics.

2.	Improvement of effectiveness and efficiency of current waste systems/practices.

3.	Elimination of MSW from going to.

4.	Creation of Renewable Energy (dependent on the amount of MSW, and calorific value (energy content) of the MSW).

5.	Reduction of Greenhouse Gases and other environmental pollutants emitted into the atmosphere.

6.	Municipalities do not have to undergo cost of implementation; privatized via BOOT (Build, Own, Operate & Transfer), whereby BioCrude Technologies USA, Inc. will be lobbying to get the MSW, Land, Sewage treated Effluent and Resale of Electricity Concessions (with Sovereign Guaranties from the Ministry of Finance of the Government in question).

7.	Due to the profitability of the proposal, significant savings could be passed onto the Municipalities, to reduce their day to day on going expenses for Municipal Waste Management, for the duration of the BOOT (30 years), of approximately 50%, per annum, via MSW Tipping Fees and the Transport of the MSW to neighboring cities/provinces (states) and/or countries without forgetting to mention the reduced GHG emissions from the substitution effect of BioCrude’s Integrated MSW to Energy proposal from landfilling and/or incineration. This surplus in savings can be used for other municipal social and infrastructural programs.

8.	Employment opportunities are created during the EPC (Engineering, Procurement & Construction) phase of the project (a few hundred jobs) and for the day to day operations of the project (approximately 44 jobs per shift per 600 TPD Plant plus 10 persons for administration X 3 shifts per, equating to a total quantum of a minimum of 141 persons).

9.	The proposed solution is an integrated MSW management system based on energy recovery that respects the norms of a Clean Design Mechanism (CDM) inherent within the realms of article 12 of the Kyoto Protocol (UNFCCC) or any future proposed legislation regarding same, and qualifies for Carbon Emissions reduction Credits (CER’s).

We firmly believe that our products and processes are viable, beneficial, and cost effective ingredients in any Residual (Waste) Management Plans or Systems of implementation. Our technology is easily scalable and can be customized for all individual needs.

To further put things into perspective, I would like to address the following: we are addressing the Municipal Solid Waste (MSW) issues and same is not a homogenous feedstock (cute waste). There are different types of waste (MSW, agricultural, sewage sludge, toxic waste, tires, automotive shredded refuse and medical waste, amongst others). Each type of waste requires a treatment process, tailor made to optimally treat same in an environmentally benign manner. BioCrude’s proposal is geared to remedy the Municipal Solid Waste (MSW) generated on a day to day basis.

Understanding the non-homogenous nature and characteristics of the waste, we can define distinct processes to handle the varied categories of waste (MSW can be classified into organics, fuels, recyclables, inerts and others), once segregated with an efficient separation process. BioCrude stands out from the competition in its knowhow, composting and fungal technologies, in order to maximize the outputs of procurement, as well as minimize actual energy inputs with respect to the ongoing concern of MSW-Energy procurement process complex.

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Municipal Solid Waste (MSW)

All solid waste generated in an area except industrial and agricultural wastes, typically from residences, commercial or retail establishments. Sometimes includes construction and demolition debris and other special wastes that may enter the municipal waste stream. The EPA (1998c) defined municipal solid waste as "a subset of solid waste and as durable goods (e.g., appliances, tires, and batteries), non-durable goods (e.g., newspapers, books, and magazines), containers and packaging, food wastes, yard trimmings, and miscellaneous organic wastes from residential, commercial and industrial non-process sources.

The MSW can be classified in the following categories:

a)	Organics

b)	Fuels

c)	Recyclables

d)	Inerts

e)	Miscellaneous

Each category has its own distinct composite classification. To achieve an optimal Waste to Energy procurement, one has to analyze separately the inherent category contributions to energy yield and its correlated technological process of extraction in obtaining same in the most economical sense available; thus, the importance of segregating the MSW into the appropriate categories of distinct feedstock is of principal importance for optimal performance in the appropriate technological processes.

In BioCrude’s MSW-Energy initiative, BioCrude Technologies USA, Inc. incorporated the following technologies in the Integrated Municipal Waste Processing (Waste to Energy) Complex in order to optimize the treatment process in an environmentally friendly manner by whilst optimizing the Revenue Model of same, and in turn, pass some of the savings back to the municipalities while still earning an impressive bottom line in juxtaposition to what the competition has to offer with regards to landfilling and incineration:

1.	Separation of Waste Facility (Materials Recovery Facility (MRF))

2.	Refuse Derived Fuel (RDF) Plant in order to handle the fuels of the MSW and produce Energy with an ash by-product

3.	Bio-Methanation Plant in order to handle the organic fraction of the MSW (OFMSW) to produce Energy with a fertilizer by-product

4.	Composting Facility (maximum 50 TPD) in order to handle a percentage of the OFMSW alongside with the small particles (plastics, ceramics,...) that could not be efficiently separated within the separation process of the MSW (fuels in the Bio Methanation plant (plug flow digester) inhibit the process). The economies are no longer apparent in Composting facilities surpassing the 50 TPD capacities.

5.	Power Plant

With BioCrude’s Integrated MSW to Energy proposal/initiative, BioCrude attempts to service each category of the MSW in order to optimally utilize all renewable resources from same to procure renewable energy and marketable by-products (fertilizer, ash, etc.…).

It is very important to note that the Separation Process of the MSW into the appropriate feedstock categories for each distinct process (organics for biomethanation (as well as for composting), and polymer based hydro-carbons and cellulose based products for RDF process) is of the utmost importance. Failure to do so can lead to complications and inevitable failure of each process in question. Evidence of Success and failure stories (especially with biomethanation plants, whereby the feedstock generated from MSW (organic fraction) had traces of more than 10% of polymer based products and/or inerts, thus inhibiting and/or limiting the viability of same) as can be found all over the world, and each outcome, in essence, can be summarized by Plant Technology Implementation and Feedstock Preparation (do not mix up technology viability with technology implementation and operation).

Nota Bene: With gasification and/or incineration (mass burn), MSW is dumped into the boiler “as is” and combusted at temperatures ranging from 800 – 12000C (minimum; plasma arc gasification temperatures range from 7,000 – 10,0000C). All waste is burned yielding an approximate net yield of energy for reuse (after self-consumption) of 30 – 40%. The organic fraction of the MSW (OFMSW) is burned, whereby the fertilizer potential via a biomethanation process (cooking) is substituted for an ash from the gasification/incineration process (es). Let us not even entertain what happens to the methane potential of same via gasification/incineration in lieu of biomethanation; LOST! Bottom line, “Potential Revenues” lost and operational costs of gasification/incineration processes are increased dramatically, up to the point where one has to substitute more energy (fuel) in order to sustain continuity of operation and/or to substitute the self-consumption energy requirements of the processes when the varying calorific value of a sample of the waste is deficient for same. One can do their own sensitivity analysis to evaluate same and come to their own conclusions! BioCrude’s Integrated MSW-Energy Solution evolves from first principles of Science, Chemistry, Engineering, Economics and Common Sense!

The Organics portion of the MSW is treated via a biomethanation process, whereby all methane gas is extracted for the eventual realization of renewable energy creation, and a fertilizer procured as an additional by-product, which can be marketed to the agricultural industry.

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The polymer-based (hydro-carbon chain), cellulose and textiles portion of the MSW will be treated via an RDF process (a derivative of gasification, but with the incorporation of a Materials Recovery Facility (MRF) [Separation process], where we have the luxury of operating at lower temperatures (350 – 4000C) because of the separation of the MSW, i.e. lower temperatures reflects less operational self-consumption, hence more outputs (energy) for resale), whereby the thermal combustion will generate renewable energy and the by-product of ash can be marketed to the construction industry for the following purposes:

•	Concrete production, as a substitute material for Portland cement and sand
•	Embankments and other structural fills (usually for road construction)
•	Grout and Flowable fill production
•	Waste stabilization and solidification
•	Cement clinkers production - (as a substitute material for clay)
•	Mine reclamation
•	Stabilization of soft soils
•	Road sub base construction
•	As Aggregate substitute material (e.g. for brick production)
•	Mineral filler in asphaltic concrete
•	Agricultural uses: soil amendment, fertilizer, cattle feeders, soil stabilization in stock feed yards, and agricultural stakes
•	Loose application on rivers to melt ice
•	Loose application on roads and parking lots for ice control
•	Other applications include cosmetics, toothpaste, kitchen counter tops, floor and ceiling tiles, bowling balls, flotation devices, stucco, utensils, tool handles, picture frames, auto bodies and boat hulls, cellular concrete, geopolymers, roofing tiles, roofing granules, decking, fireplace mantles, cinder block, PVC pipe, Structural Insulated Panels, house siding and trim, running tracks, blasting grit, recycled plastic lumber, utility poles and cross arms, railway sleepers, highway sound barriers, marine pilings, doors, window frames, scaffolding, sign posts, crypts, columns, railroad ties, vinyl flooring, paving stones, shower stalls, garage doors, park benches,

The fly ash can also be marketed to the agricultural industry for the following purposes:

•	It improves permeability status of soil
•	Improves fertility status of soil (soil health) / crop yield
•	Improves soil texture
•	Reduces bulk density of soil
•	Improves water holding capacity / porosity
•	Optimizes pH value
•	Improves soil aeration and reduces crust formation
•	Provides micro nutrients like Fe, Zn, Cu, Mo, B, Mn, etc.
•	Provides macro nutrients like K, P, Ca, Mg, S etc.
•	Works as a part substitute of gypsum for reclamation of saline alkali soil and lime for reclamation of acidic soils
•	Surface cover of bio reclaimed vegetated ash pond get stabilized and can be used as recreational park
•	Ash ponds provides suitable conditions and essential nutrients for plant growth, helps improve the economic condition of local inhabitants
•	Works as a liming agent
•	Helps in early maturity of crop & improves the nutritional quality of food crop
•	Reduces pest incidence
•	Conserves plant nutrients / water

There is a definite market for the fly ash by-product; the industry players in the global market place have to be clearly identified for the realization of commercialization. BioCrude can even offer this ash by-products pro-bono to the industry or landfill, for there is no environmental hazard of same.

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The recyclables can be easily sold to the recyclable industry milieu (metals, glass, ceramics, etc…)

The balance of the inerts (Construction and Demolition Debris, gravel, sand, bricks, etc…) can either be landfilled with no negative environmental impacts, or crushed and given to companies specializing in the fabrication of construction materials (if a market is identified, BioCrude can offer them these by-products (crushed or uncrushed).

BioCrude’s Integrated MSW to Energy Complex for Municipal Applications

BioCrude’s solution of an Integrated Municipal Solid Waste to Energy complex is in line with the present trends in the Municipal Solid Waste (“MSW”) industry and the main advantage of same is that it is comprised of a Materials Recovery Facility (“MRF”) and different modular waste treatment processes (Composting, Bio-methanation and Refuse Derived Fuel (“RDF”)) and a power station, in order to treat the MSW and procure renewable energy and other marketable by-products (compost, ash and certain recyclables) with the added implication of practically zero-landfill policy (less certain inerts which have zero negative environmental impact, if landfilled).

The material components (modules) of an Integrated Municipal Solid Waste to Energy Complex are detailed as follows:

1.	Entrance to complex: Kiosk and weighbridge (reception/departure and weighing of garbage trucks (pre and post deposit of MSW at the MSW Storage facility).

2.	MSW Storage facility: Closed and properly ventilated warehouse facility for receiving and storing just in time (JIT) 3 days inventory of MSW. MSW is moved from the storage facility and moved via machinery and conveyor belts to the Materials Recovery facility.

3.	Materials Recovery facility (MRF): a properly ventilated facility that houses different types of machinery/equipment (either procured from suppliers or built in-situ according to plan specifications) requisite for different facets of the separation process of the MSW into the distinct categories of the waste (organics, hydro-carbon polymer based, cellulose, inerts, miscellaneous (batteries, cadavers, etc.…)) and prepare same as the distinct feedstock for the different waste treatment processes (Composting, Biomethanation and Refuse Derived Fuel (RDF)), as well as separate the recyclables for resale and the inerts (elements of construction and demolition debris that are not recyclable) for landfilling or to be crushed and given/sold (negligible in nature in comparison to the revenue model established by the tipping fees, and resale of electricity and compost) to the secondary markets for the manufacturing of building materials.

4.	Composting facility: A portion of the land concession will host a type of composting system (Windrow [with procured mechanical mixing machinery (trucks) like compost turners or tub/horizontal grinders] or Static Aerated Piles [aeration system such as installed perforated piping to ensure steady oxygen supply (forced air) for the microorganisms and to reduce moisture content]), depending on BioCrude’s evaluation of the waste analysis. A fertilizer will be procured, dried and stored in a warehousing facility for by-products.

5.	Biomethanation facility: Modular digesters are constructed in series and synchronized in operation in order to receive organics and process same to extract and capture the methane gas which will be piped to the Biogas – RDF power plant (will be combusted for the procurement of renewable energy) and in addition, yield a cured fertilizer which will be dried and stored in the warehousing facility for by-products.

6.	RDF facility: A refuse derived fuel system (gasification derivative) will be procured and installed. The RDF facility will receive the hydro-carbon polymer and cellulose based waste products that will be used to make RDF pellets (compressed and dried) that will be used as the feedstock for combustion within same to generate renewable energy within the Biogas – RDF power plant.

7.	RDF – Biogas power plant: will be procured and installed within a certain section of the Complex with a dedicated Distributed Control System (DCS) for the MSW-Energy (RDF & Biogas based) power plant & fuel processing plant (controls & instrumentation for the boiler and turbine, instrumentation for the balance of the power plant and control room).

8.	Internal roads: will be constructed within the complex for vehicle/truck transport/passage within the complex.

9.	Green Belt: will be developed for aesthetic purposes and municipal environmental conformities.

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Business Model

The Company’s business model is designed to create a profitable revenue stream through the direct acquisition of Concession Agreements from different Governments for the implementation of BioCrude’s integrated MSW-Energy Complexes. Our products, processes and services, marketed to the relevant target audience, enable us, to generate multiple revenue streams and consistent profitability derived from the high gross profit inherent within the realms of our proprietary products, services and applications.

By acquiring the necessary Concession (MSW, Land and Supply of Treated Effluent) and Power Purchase Agreements (PPA), from the respective governmental authorities of a certain country, with Sovereign Guarantees (with right of subrogation), the Company will develop its Integrated Municipal Solid Waste to Energy Complex, under “BOOT” (Build, Own, Operate & Transfer) basis.

The following contractual understandings are the key prerequisite elements for establishing a mutual meeting of the minds, by and between BioCrude Technologies USA, Inc. and the governmental authorities of a municipality/country, for the successful realization of BioCrude’s MSW-Energy Complexes:

1.	MSW Concession for the guaranteed delivery of MSW to the Complex with an implied base tipping fee per tonne (“Put or Pay”) with annual escalations for the term (30 years) of the project with an option of renewal for an additional term (30 years) and Sovereign Guarantees from the Minister of Finance endorsing same.

2.	Land Lease Concession for the delivery of the required amount of land for project term (30 years), at an annual symbolic lease rate of $1/amount of land delivered/annum, with an option of renewal for an additional term (30 years).

3.	Supply of Treated Effluent Concession whereby the governmental authorities will supply the necessary treated water in order to fulfill the operational requirements of the MSW to Energy complex at a negligible symbolic annual rate for the term of the project with an option of renewal for an additional term (30 years).

4.	Power Purchase Agreement (PPA) [resale of procured electricity to the Power Corporation of the country in question], whereby the Power Corporation of a certain country will buy back the electricity produced by the MSW to Energy Complex at a base rate per kW-hr (“Take or Pay”), with annual escalations for the term (30 years) of the project with an option of renewal for an additional term (30 years) and Sovereign Guarantees from the Minister of Finance endorsing same.

5.	Assistance from the Appropriate Governmental Ministries and Municipalities in obtaining all necessary permits and clearances for the Construction and Operation of the MSW-Energy Complex (stipulations in contracts).

Nota Bene: Depending on country policy on foreign investment, the Company may request or be granted an exemption of taxes, levies, duties and all other relevant taxes applicable to the importation of all plant, materials, equipment and rolling stock for the Construction of the MSW-Energy complex, from the appropriate Ministries, related thereto

All of the aforesaid Concession agreements are have to be granted at the same time in order for BioCrude to successfully realize the development (Engineering, Procurement and Construction “EPC”) and operation of the MSW to Energy complex (the “Sovereign Guarantees” and right of subrogation are critical and paramount for the funding requirements of the MSW to Energy complex).

Target Market

The global Waste to Energy (“W2E”) segment of the waste management industry is the target market BioCrude addresses. Management is confident it will succeed in having its integrated systems and processes widely implemented across Africa, Asia, the Balkans, the GULF and North America with a view to expanding to other international markets (Latin America). The Company’s first step in penetrating its target market has been taken with the signing of Concession Agreements with the country of the Union of the Comoros (Autonomous Island of Grande Comore); signed January 11, 2016.

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Strategies of the Company

BioCrude’s strategy is designed to create a profitable revenue stream through the direct acquisition of Concession Agreements from different Governments for the implementation of BioCrude’s integrated MSW-Energy Complexes, or through the establishment of unique and strategic alliances via licensing arrangements and/or joint ventures within the industry milieu.

BioCrude has developed what we believe is a highly effective marketing strategy, built on a proactive direct marketing campaign with Government, large corporate facility management that target the sector for waste product treatment and reformation. The Company believes that this will result in a development of a marketing and distribution network with extensive coverage of the Company’s target market at a minimal expense, allowing the Company to reach profitability. We believe that our marketing strategy will permit us to generate an extensive customer/end user base; however, there can be no assurance that our estimate regarding acceptance of our products and services will be correct.

The Company's long-term strategy is to create economically beneficial uses for waste streams through resource transformation solutions. Since the value of commodities after processing costs is typically higher than other disposal options, such as landfilling or incineration, the Company believes this strategy is effective long-term. The Company believes that as carbon taxes or cap and trade systems are implemented and the demand for commodities rises, economics will further favour this strategy. The Company is also focusing on lowering the cost of resource transformation solutions by reducing its recycling processing operating costs, examining ways to mitigate commodity price fluctuations, and developing new processing technologies. These steps will help to build an effective business model at lower commodity pricing levels.

The Company is focused on four main areas to improve the performance of base operations and increase cash flow generation:

1.	Pricing initiatives

2.	Cost controls and operating efficiencies

3.	Integrated waste to energy development initiatives with long term Concession Agreements

4.	Asset management

Prior Activities of BioCrude Canada

Within certain countries, if an entity wants to pursue certain specialized works, it is recommended that the entity establish a presence within same (establish a corporation with a civic address). As an example, in 2009, this was done in Romania with the anticipation that BioCrude Canada would be successful in acquiring the concession agreements from the governmental authorities of Romania. BioCrude was not successful in meeting its objective in Romania for same and stopped its lobbying works for the pursuit of said engagement by and between the Governmental authorities of Romania and BioCrude for the implementation of BioCrude’s proposed MSW to Energy complex in Romania, closed its preliminary office and the corporation became dormant.

Since July 2008, BioCrude Canada has taken the initiative to market and promote its intellectual property and specialized technical expertise throughout the market place, both nationally and globally (we have introduced our technology to Governments and major Conglomerates in the Waste to Energy sector) in over 30 Countries worldwide, whereby BioCrude has successfully opened up dialogue with Governmental Authorities and respectable corporations for near future contractual negotiations.

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In December, 2007, Jaipuria Advanced Technologies, Inc. (http://www.jaipuria-group.com and http://www. smvjaipuria.com/waste.php) of India, and BioCrude Canada, announced their formation of a new division dedicated to Waste Reformation and Energy Procurement for the purpose of pursuing contracts in India. In many areas of the country, waste management and energy shortages are a serious problem. With Jaipuria’s construction and large project experience, and with the use of the intellectual property supplied by BioCrude in terms of waste management and production of renewable energy, we have, in January, 2008, submitted a bid, in response to a tender for a Waste to Energy plant (2,000 TPD) in Okhla and Tymarpur, India (we were not the selected candidate) and Indore, India (Collection and Treatment of municipal waste; 600 TPD; we were not the selected candidate).

During this time, we have also negotiated with “Pepsi Co India” to build a 50 TPD prototype in the city of Panipat, India, in a strategic joint venture alliance. A few months later, Pepsi Co India’s New President/CEO had a change of corporate venue and put aside the Waste to Energy initiative. Ever since then, BioCrude Technologies, Inc. (Canada) decided not to pursue any more works in India.

Website

The Company has acquired the website (and domain name) of BioCrude Canada: http://www.biocrudetech.com. In June 2016, BioCrude has engaged the services of a website programmer to update/create a new website portal, tailor made to the Company, whilst keeping the same domain name. The information on the website is not current and does not constitute part of this prospectus. The estimated time frame for completion of the website is 3 to 4 months.

Pricing initiatives

BioCrude has developed a number of sales/solicitation programs and the standardization of the sales/solicitation process and standardized the sales/solicitation process. We believe that the pricing logic used in our fee programs, with implied “Put or Pay” and “Take or Pay” provisions for the supply of feedstock and resale of outputs (renewable energy), respectively, is reasonable and competitive. We expect to continue to add to our fee based pricing through additional administrative fees, recycling fees, late charges and further improvements to our existing fee structures. The goal of our pricing program is to generate price increases in excess of CPI. BioCrude will derive revenues from a combination of commodity sales (Marketable by-products – fertilizer and energy resale), carbon credits (CER’s under the “Clean Development Mechanism” established pursuant to article 12 of the “Kyoto Protocol” (CDM project)) and tipping fees paid for material processing. Fluctuations in commodity pricing are managed by a number of risk mitigation strategies including: financial hedging instruments (transfer of foreign exchange risk), Sovereign Guarantees, floor prices, forward sales contracts, index purchases, and tipping fees. The goal is to smooth revenue, net of cost of products purchased, and generate consistent cash flows.

Cost controls and operating efficiencies

The Company continues to search for the best practices throughout the entire organization and then implements these solutions through standardized continuous improvement programs. The goals of these programs are to enhance customer service, increase safety for employees, and to reduce operating and administrative costs. The Company has implemented continuous improvement strategies and the introduction of select operating efficiency initiatives in safety, productivity, maintenance, customer service, environmental compliance, and procurement.

Integrated Waste to Energy development initiatives with long term Concession Agreements

BioCrude excels is the reformation of MSW using its intrinsic intellectual property as well as its expertise in Integrated Waste to Energy Processing Complexes. BioCrude has and will continue to invest time, effort and valuable resources in the pursuit of Governmental Concession (MSW, Land, Supply of Treated Effluent and Power Purchase Agreements (PPA)) Agreements, for the duration of twenty five to thirty years, for the implementation of same. The essence of the Concession Agreements, not only guarantees the MSW and implied tipping fees, related thereto (with annual indexing), but the resale of the marketable by-products (energy to grid via PPA) for the duration of the term, with Sovereign Guarantees. Investments in Waste to Energy facilities position the Company well for the evolution of the industry from waste management to resource management.

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Company milestones and plan of execution

BioCrude’s revenue model is based on revenue generation from the following: i) the operation of the MSW to Energy complexes (tipping fees, resale of renewable energy, resale of other marketable by-products (compost, recyclables) and potential carbon credits, ii) Joint Venture license fees, whereby the prospective Joint Venture partner will buy a license from BioCrude (payment to be effected immediately after signature) for their participation and will infuse its prorated share of equity capital for the potential MSW to Energy complex, and iii) EPC (“Engineering, Procurement & Construction) management fees (general contracting fees, approximately 20% of the capital cost of the project). In essence, these fees have to be paid regardless, but BioCrude management will execute and capture remuneration for same.

BioCrude’s MSW to Energy initiative is, by definition, an “en suite” of waste management and energy procurement, whereby the latter is a marketable byproduct derived from the intrinsic processes of the treatment of the MSW by procuring the necessary constituent feedstock (primary material) to produce the renewable energy in the modular section for power generation of the Integrated MSW to Energy complex. In order to realize an integral MSW to Energy complex, as defined in the “Business Model” of the registration statement, all Concession Agreements (guarantee of MSW supply, Land and Supply of Treated Effluent) as well as a Power Purchase Agreement must be contracted concurrently, for they are “ALL” necessary constituent elements for the development of an integrated MSW to Energy complex i.e., you cannot have some or most of the agreements (Concessions/PPA) in place, but must have “ALL” in place, at the same time, simply because of the nature of the project in question.

In order to acquire the concessions for waste management (MSW to Energy), “major” lobbying has to be done, commencing with proposal submissions to various divisions of government which are intervening parties to same (environmental project thus requiring the intervention of the Ministry of Environment, energy procurement require the intervention of the Ministry of Energy/Power and Power Corporation (usually crown corporation), the municipalities usually are responsible for the granting of the MSW, Land and Supply of Treated Effluent Concessions and the Ministry of Finance is responsible for the signing of the Sovereign Guarantees, and in some instance, countries might have other intervening governmental agencies).

BioCrude has positioned itself, through its continual lobbying efforts (ongoing), for potential Joint Ventures (JV) with certain governments (countries/clients). Should any of these Joint Ventures prove to be realized because of the persistent lobbying activities, not only will BioCrude be able to realize the EPC management fee for the development of the MSW to Energy complex (es), but it will also receive its prorate share (50%) of the revenue stream of the developed MSW to Energy complex(es), with similar time frame frequencies as mentioned above, as well as a license fee (BioCrude already submitted offers) immediately following signature of the Joint Venture engagement and the Concession and Power Purchase agreements. BioCrude anticipates, that if the prospective JV partner(s) take the initiative to implement (not only entertain) a waste management solution for their country, possible engagement can be realized within 6 to 12 months following that initiative (being cognizant of bureaucracy and red tape procedures of government).

A vote of confidence has been bestowed to BioCrude by the governmental authorities of the Autonomous Island of Grande Comore on its proposed integrated waste management solution for the Autonomous Island of Grande Comore through the awarding of the necessary Concession Agreements (delivery of MSW, Land and Supply of Treated Effluent) for 30 years (with a renewal option of 30 years) with Sovereign Guarantees for the implementation (design, build, finance and operate) of a 700 TPD Municipal Solid Waste to Energy Complex, in the city of Moroni, Autonomous Island of Grande Comore, Union of the Comoros. Furthermore, a Power Purchase Agreement has been signed with the “Le Gestion de l’Eau et de l’Électricité aux Comores (MA-MWE)” whereby same will buy back all procured renewable energy from the MSW to Energy complex for the term of the Concessions (and renewal option).

BioCrude, subject to its contractual engagement with the Government of the Autonomous Island of Grande Comore for the implementation of a MSW to Energy complex in Moroni, Grande Comore, through the financing provisions of the MSW to Energy project, will earn the EPC management/general contracting fee of approximately 20% of the capital cost of the MSW to Energy project (prorated over the duration of the construction period), i.e., commencing within 6 to 8 months from these presences. BioCrude, as well, is looking at approximately 24 to 26 months (development time frame for the realization of MSW to Energy complex) before it can start generating absolute, guaranteed revenues from the operation of the MSW to Energy complex (tipping fees, resale of renewable energy, resale of compost and carbon credits) servicing the waste management needs of the Government of the Autonomous Island of Grande Comore, as per the provisions and stipulations of the contractual engagements with same (with implied sovereign guarantees), for a minimum guaranteed term of 30 years.

BioCrude is evaluating its options for funding (capital markets, financial institutions, contracting companies, pension funds, etc.…amongst other financially engineered hybrid scenarios thereof) and has already opened up dialogue regarding same. It is anticipated that within an estimated time frame of six to eight months, BioCrude can anticipate a term sheet for prospective funding of the MSW to Energy project, ergo BioCrude will be able to commence works for ground breaking and start receiving its EPC management fee as its first projected revenue stream on a prorate schedule subject to a disbursement schedule in accordance to the terms and stipulations of the expected offer of funding.

Hereunder is a schedule of events (agenda) for the realization (full execution) of the MSW to Energy project in Moroni, Autonomous Island of Grande Comore (inclusive: contract realization process), in order for BioCrude to start realizing revenues as an ongoing concern, not taking into account any prospective joint ventures in the works.

Different facets and schedule of events for the pursuit and realization of MSW to Energy projects (excluding lobbying activities)

Contract Conclusion, Engineering, Procurement & Construction

A. Signature of the following Accords necessary for the realization of the MSW-Energy Complex in Moroni, Autonomous Island of Grande Comore

1.	Deed of Assignment Agreement ("Protocol of Engagement") by and between the Government of the Autonomous Island of Grande Comore and BioCrude Technologies USA, Inc. Contract was signed January 11, 2016.
2.	The signing of the Concession Agreement for the Municipal Solid Waste, Land Lease Agreement and Agreement for the supply of treated Municipal Water on January 11, 2016
3.	The signing of the Power Purchase Agreement (PPA) with the “Le Gestion de l’Eau et de l’Électricité aux Comores (MA-MWE)” [ Power Corporation of the Autonomous Island of Grande Comore] on January 11, 2016
4.	Opening of a new Comorian Corporation (in the country in question) totally owned by BioCrude Technologies USA, Inc., opening of bank account and execution of all party obligations contained in the Deed of Assignment. This was done on January 12, 2016
5.	Reception of letter from new governmental administration of the Autonomous Island of the Grande Comore (after elections on May 2016) reaffirming their initiative and will to fully respect and execute the engagements signed on January 11, 2016; August 25, 2016
6.	Site selection (site Identification and legal designation (Cadastral, Lot, etc. ...)) for the MSW-Energy Complex, preparation of legal documents to annex same to the Land Lease Agreement and Assignment of selected parcel of land to BioCrude, as per the stipulations of the Land Concession agreement on November 12, 2016.
7.	Incorporating agreed to amendments and/or modifications to the contractual engagements of January 11, 2016 into the new agreements replacing those of January 11, 2016: December 9, 2016.
8.	Granting of a Treasury Guarantee to BioCrude from the governmental administration of the Autonomous Island of the Grande Comore, as per the stipulations of the Concession and Power Purchase Agreements: December 10, 2016

(Fully executed; timeline: it took approximately 14 months)

B. Organizational Matrix: Construction, Management, Operations and Maintenance of Project

1.	Flowchart of management staff
2.	Organization of the Waste Management (Collection, Transportation, Sorting and Treatment)

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3.	Flowchart of Engineering, Procurement and Construction
4.	Flowchart of Operations Complex and Maintenance
5.	Flowchart for the influx of feedstock and the out flux (distribution) of by-products

(The tasks identified above are part and parcel of preliminary proposal, comprised of (“Prefeasibility Study & Detailed Project Report” and “Business Plan (with financial metrics)” submission (task A), that were submitted to the Governmental Authorities of the Autonomous Island of Grande Comore (September 2015) for the realization of the Concession and Power Purchase Agreements in accordance to the provisions of the Deed of Assignment pursuant to a Public-Private Partnership (PPP))

C. Project implementation plan for the Integrated Municipal Solid Waste to Energy Complex

1.	Opening of the office in Moroni, Autonomous Island of Grande Comore: expected completion date March 2017
2.	Recruitment and training of human resources in Moroni, Autonomous Island of Grande Comore (for engineering, management, operation and maintenance): expected completion date September 2017 (preliminary core)
3.	Recruitment of human resources in Canada (for key management positions): expected completion date May 2017
4.	Preliminary Engineering: completed in preliminary proposal (generic)
5.	Analysis of Municipal Solid Waste: expected completion date May 2017
6.	Study of the site and soil studies: expected completion date May 2017
7.	Detailed Engineering plans: expected completion date September 2017
8.	Detailed plan of the development strategy of the complex: expected completion date October 2017
9.	Hiring of project manager(s) and subcontractors (either through reference or through tender): expected completion date May 2017
10.	Recruitment of Material and Equipment specialist suppliers, via reputation in the market place or tender: expected completion date September 2017

(Timeline: 6 to 8 months from time = present)

D. Human Resource List for Project Implementation

1.	Project management
2.	Civil Engineers
3.	Structural Engineers
4.	Electrical Engineers
5.	Mechanical Engineers
6.	Environmental Engineers
7.	Geological Engineers
8.	Designers
9.	Architects
10.	Planners
11.	Buyers
12.	Supply Agents
13.	Cost Controllers
14.	Training Coach

(Timeline: 2 to 4 months from time = present)

E. Development and implementation of the EPC project guide (Engineering, Procurement and Construction)

1.	Program Implementation Plan (Project Execution Plan "PEP") Completed
2.	Preparation of studies and preliminary engineering plans Completed
3.	Preparation of studies and detailed engineering design 3 months following task D
4.	Planning and timetable for the project (Gantt Chart) 3 months following task D
5.	Obtaining permits and governmental approvals and clearances for the construction and operation of the complex 2 months following submission of detailed engineering plans to the related Governmental Agencies of the Autonomous Island of Grande Comore (timeline provision in agreements and signed off by the Governmental Authorities of Grande Comore)
6.	Construction 10 to 14 months following the execution of E.5. above incorporating a startup synchronization period of approximately 1 to 2 months
7.	Operation and Maintenance Complex NA for Development timeline

F. Project Management and Control: Project Implementation Plan (PIP)

1.	A preliminary feasibility study and a detailed report of the complex Completed
2.	Strategic planning and economic analysis Completed
3.	The selection of the field Completed
4.	Preliminary engineering Completed

➢	Economic analysis and project risks
➢	The estimate of the total capital investment as well as operating and maintenance costs
➢	The preliminary assessment of environmental impact and permitting requirements
➢	The technology research, analysis and conceptualization

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5.	Reliability analysis Completed
6.	The technology selection, project configuration and sizing Concurrently with task E.3. and its timeline
7.	The studies and engineering plans for the environmental permitting Concurrently with task E.3. and its timeline
8.	Research Techniques Concurrently with task C and its timeline
9.	The strategy and planning for the reduction of emissions of greenhouse gases (GHG) Concurrently with task C and its timeline
10.	The preparation of the Clean Design Mechanism documents for submission to the CDM program (literature and the detailed report for project compliance with the standards and requirements established by the UNFCCC) Concurrently with task C and its timeline
11.	Carbon capture and storage Concurrently with task C and its timeline
12.	The carbon credit analysis Concurrently with task C and its timeline
13.	Energy efficiency Concurrently with task C and its timeline
14.	The analysis of the applicable regulations Concurrently with task C and its timeline
15.	The economic and financial analysis (Business Plan) for the preparation of the application for funding Completed; we have already opened up dialogue with an EPC firm for not only engaging same for the EPC works, but also financing same under the proviso of BioCrude subrogating its right to the Sovereign Guarantees; awaiting for proforma proposal from EPC firm
16.	The selection for the companies to carry out the civil works, and procure materials and equipment required for the development of the project (initiate works) Completed; we have already opened up dialogue with an EPC firm for not only engaging same for the EPC works, but also financing same under the proviso of BioCrude subrogating its right to the Sovereign Guarantees; awaiting for proforma proposal from EPC firm
17.	The management and supervision of the project 10 to 14 months; duration of EPC works
18.	The operation and maintenance of the MSW-Energy complex NA for Development timeline
19.	The invoice, receipt and payment collection NA for Development timeline
20.	Organization of briefings to the public NA for Development timeline

G. Environmental Impacts Analysis

The evaluation process:

1.	The assessment of critical elements used in the development of the project, emissions harmful to the environment, leaching into soil, drainage, etc.…
2.	Potential erosion, the effects of the use and release of public waters on the tributaries, the adjacent ecological systems to the site, etc.…
3.	The amount of vehicles (trucks, cars, etc.…) and emissions of pollutants
4.	The energy used in the complex and cooling of various buildings
5.	Materials used for the manufacture of the floor
6.	Building materials used for roofs
7.	Management and treatment of municipal solid waste (MSW)
8.	The quality of water and air
9.	The negative environmental impacts and mitigation, thereof
10.	Analysis of existing site and the impact of adverse effects thereon, for the development of the MSW-Energy complex so as to minimize the impact thereof
11.	Effect of development on sensitive regional systems sent by either air or by ground water systems

(Fully executed; timeline: Part and parcel of the submitted preliminary proposal (“Prefeasibility Study & Detailed Project Report” incorporating an “Environmental Impact Analysis” to the Governmental Authorities of the Autonomous Island of Grande Comore for the realization of the Concession and Power Purchase Agreements in accordance to the provisions of the Deed of Assignment pursuant to a Public-Private Partnership (PPP); the Environmental Impact Analysis was acceptable to the Governmental Authorities of the Autonomous Island of Grande Comore, hence no caveats, provisions or stipulations related thereto are within the signed contractual agreements)

Planning and Timetable for the Project

The Summary forecast for the following tasks of the project planning encompasses a timeline of 6 to 8 months:

➢	Analysis of the composition and characteristics of municipal solid waste,
➢	Study and preparation of plans for the preliminary engineering,
➢	Study and preparation of detailed plans of Engineering

The Summary forecast for the Construction & synchronization of different modules in the MSW to Energy complex of the project planning encompasses a timeline of 16 to 18 months (incorporating approximately 4 months for project preparation for ground breaking ceremony).

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Material Agreements

January 2016 – Concluded Engagements: signed Deed of Assignment pursuant to a Public-Private Partnership (PPP), MSW, Land and Supply of Treated Effluent Concession Agreements and a Power Purchase Agreement (PPA), by and between the Government of the Autonomous Island of Grande Comore and BioCrude Technologies USA, Inc., for the implementation of the first Waste to Energy complex in the municipality of Moroni, which are as follows:

➢	Deed of Assignment pursuant to a Public-Private Partnership (PPP): exclusively assigning the rights of waste management treatment to BioCrude via the inter-related specific concession vehicles, all defining protocol and mode of engagement as well as rights, interests and obligations of each engaging entity for the term of engagement (30 years) with an option of renewal for an additional term (30 years). Contract was signed January 11, 2016 and amended on December 9, 2016.

➢	MSW Concession for the guaranteed delivery of MSW to the Complex with an implied base tipping fee per tonne of MSW (“Put or Pay”) with annual escalations for the term (30 years) of the project with an option of renewal for an additional term (30 years) and Sovereign Guarantees from the Minister of Finance endorsing same. Contract was signed January 11, 2016 and amended on December 9, 2016.

➢	Land Lease Concession for the delivery of the required amount of land for project term (30 years), at an annual symbolic lease rate of $1/amount of land delivered/annum, with an option of renewal for an additional term (30 years). Contract was signed January 11, 2016 and amended on December 9, 2016.

➢	Supply of Treated Effluent Concession whereby the governmental authorities will supply the necessary treated water in order to fulfill the operational requirements of the MSW to Energy complex at a negligible symbolic annual rate for the term of the project with an option of renewal for an additional term (30 years). Contract was signed January 11, 2016 and amended on December 9, 2016.

➢	Power Purchase Agreement (PPA) [resale of procured electricity to the Power Corporation of the country in question], whereby the Power Corporation of a certain country will buy back the electricity produced by the MSW to Energy Complex at a base rate per kW-hr (“Take or Pay”), with annual escalations for the term (30 years) of the project with an option of renewal for an additional term (30 years) and Sovereign Guarantees from the Minister of Finance endorsing same. Contract was signed January 11, 2016 and amended on December 9, 2016.

Refer to Exhibit 10.8 for tabulated Summaries of the Material Terms of the Deed of Assignment pursuant to a Public-Private Partnership (PPP), the Power Purchase Agreement (PPA), and the MSW, Land and Supply of Treated Effluent Concession Agreements, as well as Exhibits 10.12, 10.13 and 10.14, for the face and signature pages of the aforesaid agreements, respectively.

Nota Bene: The parties (the Governmental Authorities of the Grande Comore and BioCrude), following discussions, agreed to enforce amendments discussed and reflect same within the agreements and agreed to sign these new agreements, as amended, on December 10, 2016, replacing all of the agreements signed on the 11th of January 2016. The principle points of amendment were to incorporate the identified land concession which was assigned to BioCrude, by governmental decree, on November 12, 2016 and to reflect the new governmental administration that was elected into office as the representatives for the Governmental divisions of the Grande Comore that engaged with BioCrude.

The Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act

The Company shall continue to be deemed an emerging growth company until the earliest of:

(A)	the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

(B)	the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

(C)	the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

(D)	the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’.

As an emerging growth company, the Company is exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

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As an emerging growth company, the Company is exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

The Company is also eligible for the above exemptions as a Smaller Reporting Company and therefore the Company will not lose such exemptions if it loses its emerging growth company status unless it also ceases to be a Smaller Reporting company.

Employees

As of December 28, 2016, we have one officer (Mr. John Moukas) who is also a director of the company, and a non-employee director, (Mr. Boris Baran). We have no formal agreements with any of our officer/director for any services.

The majority of business activities have been conducted by Mr. John Moukas and certain independent contractors on a need to need basis (diligent with available resources). As of present, there are no foreign divisions, but BioCrude did open a few corporations abroad to commence lobbying works (e.g. Romania (dormant), Union of the Comoros (new; to establish activity short with)). The Company anticipates that additional employees will be added as needed.

Contractors / Subcontractors

At present, BioCrude utilizes the services of independent contractors / subcontractors on an as needed basis, as opposed to sustaining certain human resources with its limited resources as full time employees. Independent contractors / subcontractors have been used for consulting purposes in the milieus of legal, financial, technical, copywriting and translations as well as for lobbying services. BioCrude is not currently utilizing any subcontractors nor have any been used on a regular basis in the past.

It is worthwhile noting that in certain circumstances, some independent contractors / subcontractors are remunerated with stock compensation, if an understanding with the independent contractors / subcontractors is established for same.

Lobbyists, as part of the Company’s governance, are only engaged under the remuneration principle of a success fee basis (lobbying activities for obtaining concession agreements with governments), with certain exceptions of financial compensation, whereby BioCrude (under careful consideration of circumstances and utility) will cover some of the travel expenses of same.

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Description of Property

We currently lease office space at 1255 Philips Square, Suite 605, Montreal, Quebec, CA H3B 3G5 as our principal offices. We believe these facilities are in good condition, but that we may need to expand our leased space as our business efforts increase.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with (i) our audited financial statements as of December 31, 2015 that appear elsewhere in this registration statement. This registration statement contains certain forward-looking statements and our future operating results could differ materially from those discussed herein. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We disclaim any obligation to update any such factors or to announce publicly the results of any revisions of the forward -looking statements contained herein to reflect future events or developments. For information regarding risk factors that could have a material adverse effect on our business, refer to the Risk Factors section of this prospectus beginning on page 6.

Going Concern

The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations. Management has plans to seek additional capital through a private placement and public offering of its common stock, if necessary. Our auditors have expressed a going concern opinion which raises substantial doubts about the Issuers ability to continue as a going concern.

Plan of Operation

With the signing of the Concession Agreements with the country of the Union of the Comoros and the funds raised through this common share offering the Company during the next twelve months will be able to aggressively implement the building of its corporate infrastructure by adding a few key senior managers to oversee the control of the management of the Complexes and the general management of the Company. In addition, technical staff experienced in the management of the Engineering, Procurement, and Construction (“EPC”) activities, a key component in the controlling the successful creation of a Complex will also be hired. The anticipated cost for accomplishing this is approximately $8 million, which includes the provisions for infrastructure development of the Company (construction, fixed assets and equipment procurement), human resource staffing and working capital.

The crucial factor to the financial success is the rapid successful signing of additional concession agreements. Each such agreement requires an immediate investment in the capital stock of the legal entity created for the purpose of building and subsequently operating the Complex. Additional investments in the capital stock of each Complex totaling ten percent (10%) of the capital expenditure for a given Complex must be made in conjunction with the securing of long-term debt provided by financial institutions (made possible by the sovereign guarantees included in the Concession Agreements). The legal entities created for the Complexes in a given country take a wholly owned subsidiary of a joint venture owned fifty per cent (50%) each by the Company and the local government providing the sovereign guarantee. The Company anticipates the creation of a total of eight (8) subsidiaries and two (2) joint ventures requiring a total of approximately $46 million (note: each joint venture entity requires the upfront payment of a licensing fee on the part of the Company’s joint venture partner, partially offsetting the Company’s investment in the Complex and providing a portion of the funds required to operate the Company and make further investments in additional Complexes).

Asset Management

The BioCrude’s capital strategy will be focused in two main areas:

•	Implementing operating programs that improve capital efficiency and asset utilization; and

•	Pursuing select strategic investment opportunities in waste transformation and resource optimization.

BioCrude seeks to selectively invest growth capital in high-return opportunities that will enhance its ability to support emerging customer and market needs in waste transformation and resource optimization. The investment strategy seeks to leverage core competencies in materials processing to create additional value from the waste stream.

Revenue Streams

The Company has identified five (5) main revenue streams. Revenues derived from each Complex (Plant Operating Revenue) are the largest and most secure as this relies on the long term Concession Agreements.

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Plant Operating Revenues

This revenue stream is comprised of the following four (4) elements;

Tipping Fees

In exchange for the provided environmental services, municipalities have to pay a tipping fee per ton of waste delivered by the city to the MSW-Energy Complexes (“Tipping Fees”) based on the long term Concession Agreement on a “Put or Pay” (for full face value) basis.

Sales of Power

In the W2E plant, the waste is processed in RDF (Refuse Derived Fuel) and Biomethanation processes to yield marketable by-products. The RDF and the biogas are used for power generation. The power is sold to the grid based on a long term contract (Power Purchase Agreement) on a “Take or Pay” (for full face value) basis.

Sales of Carbon Credits

The carbon credits gained by reducing the green gas emission and by producing power based on renewable energy (“Clean Design Mechanism” (CDM)) are sold on the carbon credit market.

Sales of By-Products

The by-products of recycled materials and fertilizer will be marketed and sold to third parties:

➢	Compost will be sold to the farming industry (which, in certain instances, is subsidized by the government), at spot market prices, less 15%. BioCrude may sell any excess product outside of the municipality and/or country.

➢	Ash can be sold to resellers of construction materials.

➢	Recyclables can be sold to entities (local and foreign) engaged in that processing milieu.

In the unlikely event MSW feedstock is not delivered to the Complex, the MSW Agreement ensures that BioCrude is compensated for any shortfall in revenue derived from the sale of electricity and by-products of Compost, ash and recyclables produced by the complex.

Engineering, Procurement and Construction (EPC) Fees

To ensure that the planned benefits contained in the design of each Complex is realized BioCrude undertakes to supervise the entire EPC process and is compensated accordingly, adhering to industry norms for such expertise.

Servicing Fees

Once the Complex is commercially operational, BioCrude is responsible for the ongoing operation and maintenance of the related facilities. The Company is compensated for supervising this activity in accordance with the terms of the contracts agreed to and signed prior to the commissioning of each Complex.

Licensing Fees

To accelerate the proliferation of the Company’s presence in the W2E market and at the same time reduce the demand on its cash resources BioCrude is willing to license its technology to selected third parties in the form of joint ventures, resulting in another source of revenue.

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Competition

The market for Waste-to-Energy is dominated manly by Germen, French, American and British companies. Ex.: AE&E Group GmbH, Axpo Kompogas AG, Babcock & Wilcox Volund A/S, Bedminster International Ltd., BiogenGreenfinch, BTA International GmbH, Community Power Corporation, CNIM, Covanta Holding Corporation, EcoCorp Inc., Keppel Integrated Engineering Ltd., North American Power Group Ltd., Organic Waste Systems NV, STRABAG Umweltanlagen GmbH, Veolia Environmental Services, Waste Management Inc., and Wheelabrator Technologies Inc., among others.

During the past 4 years BioCrude has developed a reputation in waste management, a result of R&D of Environmental Technologies (both process and product based) whereby it has enhanced and optimized conventional technologies, augmented by its fungal technology that increases the rate of decomposition of organics. This lead to the development of efficient, cost-effective, and environmentally friendly products, processes and systems for the reformation of waste material and the creation of renewable energy and marketable by-products.

As part of BioCrude’s marketing strategy, BioCrude invests time, effort and resources in order to prepare tailor made prefeasibility studies, presentations & educational literature for municipalities worldwide, and sends corporate delegations to these places for presentation of same, at no expense to these governmental institutions. This attribute of BioCrude’s direct marketing campaign has proven to be very successful. Governments worldwide were not only receptive, but appreciative of BioCrude’s formal and professional address. These efforts have given BioCrude a profound understanding of the challenges faced by governments at all levels in their dealings with waste management issues.

The Company, through its commercialization efforts, has established good relationships with governments and ministries in more than 30 countries in North America, Latin America, Asia, Africa and Europe and received a positive reception when presented with its waste to energy solution for their waste management dilemmas. This produced dozens of Letters of Interest, submitted to BioCrude, by different divisions of Governments (federal/municipal) from different countries, worldwide.

BioCrude, with confidence, aims to be a leader in waste management, having set as its objective, the profitability inherent within the realms of the activities issued of this sector, while building business relationships and social implications within the collectivity’s/communities that BioCrude is called upon to serve, beyond the environmental and social implications, and beyond the business imperatives.

BioCrude has adopted directive, as part of its corporate governance, to routinely undertake innovative strategic planning initiatives in order to design and implement integrated solid waste systems that are responsive to dynamic demographic and industrial growth needs of municipalities. Strategic planning starts with the formulation of long-term goals based on the local urban needs, followed by a medium and short-term action plan to meet these goals. The strategy and action plans should identify a clear set of integrated actions, responsible parties and needed human, physical and financial resources as part of the waste management solution.

BioCrude has not only demonstrated its proven ability to open up dialogue and develop relationships with the various divisions of Governments worldwide (Administrative and Technical) but has also developed confidence in same for potential and eventual engagement. BioCrude’s Public Relations and Business Development divisions have demonstrated their lobbying abilities as highly effective, efficient and productive in yielding results and establishing goodwill for BioCrude.

At present, the provisioning for waste treatment and “green” reformation of these products into renewable energy sources is regionalized and within a given geographic region of operations, can be competitive. However, we believe that there are no other entities that provide turnkey solutions targeted to all types and sizes of users. However, there are waste treatment providers that may elect to enter into this designated market if our model is successful. We compete on the basis of engineering uniqueness, quality, cost-effectiveness and the increasingly comprehensive and specialized nature of our services, along with the expertise, technology and professional support we offer. While we believe that we will have a competitive cutting edge advantage by being the most specialized in the market, there can be no assurance that our assumptions regarding our competitive position will be proven correct.

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Liquidity and Capital Resources

As of December 31, 2015, we had no current assets. Current liabilities at December 31, 2015 totaled $238,438.

During the years ended December 31, 2015 and 2014, we used cash in operating activities of $19,369 and $46,973, respectively.

During the years ended December 31, 2015 and 2014, we had cash provided by financing activities of $16,560 and $44,908, respectively.

As of September 30, 2016, current assets totaled $3,077. Current liabilities at September 30, 2016 totaled $294,611.

During the nine months ended September 30, 2016 and 2015, we used cash in operating activities of $106,654 and $26,576, respectively.

During the nine months ended September 30, 2016 and 2015, we had cash provided by financing activities of $108,896 and $24,469, respectively.

We will require additional capital to meet our liquidity needs. Currently, the Company has determined that its anticipated monthly cash flow needs should not exceed $12,000 per month for the last three months of 2016.

The Company’s projected capital needs and its projected increase in expenses are based upon the Company’s projected acquisition of Municipal Solid Waste, Land and Supply of Treated Effluent Concessions and Power Purchase Agreements (PPA) per facility interests over the coming twelve months; however, in the event that the full offering proceeds are not raised, the Company would acquire the Municipal Solid Waste, Land and Supply of Treated Effluent Concessions and Power Purchase Agreements (PPA) per facility at a slower pace and/or focus its energies on the refinement of existing properties to maximize their productivity. The Company’s success does not depend on a scheduled acquisition and therefore it has flexibility to scale back its expenses to meet actual income.

We anticipate that we will receive sufficient proceeds from investors through this offering, to continue operations for at least the next twelve months; however, there is no assurance that such proceeds will be received and there are no agreements or understandings currently in effect from any potential investors. It is anticipated that the Company will receive increasing revenues from operations in the coming year; however, since the Company has a short history of revenues, it is difficult to anticipate what those revenues might be, if any, and therefore, management has assumed for planning purposes only that it may need to sell common stock, take loans or advances from officers, directors or shareholders or enter into debt financing agreements in order to meet our cash needs over the coming twelve months. The Issuer has no agreements or understandings for any of the above-listed financing options.

The Use of Proceeds section includes a detailed description of the use of proceeds over the differing offering scenarios of 100%, 75%, 50% and 25%. As the Company’s expenses are relatively stable, not incorporating elements of severe force majeure, the Company believes it can fund its present operations with projected revenues together with offering proceeds under any of the offering scenarios. Assuming the full 20,000,000 common shares are issued, raising net proceeds of $31,500,000, the Corporation can continue operating without projected revenues for approximately 14 months. The Company will consider raising additional funds during 2017 through sales of equity, debt and convertible securities, if it is deemed necessary.

BioCrude Technologies USA, Inc. has no intention in investing in short-term or long-term discretionary financial programs of any kind.

The Company’s belief is based on its business model, which in turn is based on assumptions, which may prove to be incorrect. As a result, the Company’s financial resources may not be sufficient to satisfy its capital requirements for this period, and may need to raise additional funds. If additional funds are raised through the issuance of equity, equity-related or debt securities, such securities may have rights, preferences or privileges senior to those of the rights of the common stock and the Company’s shareholders may experience additional dilution. Management cannot be certain that additional financing will be available on favorable terms, when required, if at all. If adequate funds are not available or not available on acceptable terms, the Company may not be able to fund its expansion, promote its brand as desired, take advantage of unanticipated acquisition opportunities, develop or further enhance and/or optimize its products and services or respond to competitive pressures.

In order to commence implementation of the business plan by executing the first set of acquired Concession agreements (with implied PPA) for the implementation of a MSW to Energy complex for the Autonomous Island of Grande Comore, approximately $8 million is required (other engineered options of funding a percentage of the equity in the form of debt for the facility, i.e. contractor funding for EPC and higher debt to equity ratios due to Sovereign Guarantees, amongst other hybrid, financially engineered funding solutions, can reduce the amount required to raise ). To continue operations for the pursuit of the aforesaid milestones, a minimum of $1 million is required for the carrying capacity of same.

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Results of Operations

For the Years Ended December 31, 2015 and 2014

We have not generated any revenues since inception. As a result, we have reported a net loss of $3,958,227 and $76,762, respectively, for the years ended December 31, 2015 and 2014. This increase was primarily related to $3,828,485 of stock-based compensation incurred during the year ended December 31, 2015, compared to $-0- of stock-based compensation incurred during the year ended December 31, 2014.

For the Three Months Ended September 30, 2016 and 2015

We have not generated any revenues since inception. As a result, we have reported a net loss of $41,228 and $28,185, respectively, for the three months ended September 30, 2016 and 2015. This increase was primarily related to additional professional fees and travel expenses incurred during the three months ended September 30, 2016, compared to the three months ended September 30, 2015, related to the development and marketing of the Company’s business.

For the Nine Months Ended September 30, 2016 and 2015

We have not generated any revenues since inception. As a result, we have reported a net loss of $142,041 and $83,125, respectively, for the nine months ended September 30, 2016 and 2015. This increase was primarily related to additional professional fees and travel expenses incurred during the nine months ended September 30, 2016, compared to the nine months ended September 30, 2015, related to the development and marketing of the Company’s business.

Our independent registered public accounting firm has expressed an opinion which indicates that there is substantial doubt about our ability to continue as a going concern. Due to the limited nature of the Company’s operations to date, the Company does not believe that past performance is any indication of future performance. The impact on the Company’s revenues of recognized trends and uncertainties in our market will not be recognized until such time as the Company has had sufficient operations to provide a baseline.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Critical Accounting Policies

The methods, estimates and judgments we use in applying our accounting policies have a significant impact on the results we report in our financial statements, which we discuss under the heading "Results of Operations" following this section of our MD&A. Some of our accounting policies require us to make difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain.

We set forth below those material accounting policies that we believe are the most critical to an investor’s understanding of our financial results and condition and that require complex management judgment.

Use of Estimates

The preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company’s periodic filings with the Securities and Exchange Commission include, where applicable, disclosures of estimates, assumptions, uncertainties and markets that could affect the financial statements and future operations of the Company.

Stock-Based Compensation

The Company accounts for all share-based payment awards made to employees and directors, based on their fair value. The Company measures share-based compensation to consultants by recognizing the fair value of the awards over the period the services are rendered or goods are provided.

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OUR MANAGEMENT

Executive Officers

Name	Age	Position

John Moukas	50	Director, President and CEO
Boris Baran	71	Director and Secretary

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Directors, Executive Officers, Promoters and Control Persons

➢	John Moukas: B.Sc. Eng., Chairman / CEO; Specializing in early stage technology start-ups, finance and securities (private and public corporations).

Mr. Moukas is a highly qualified Executive Manager offering more than 22 years of Financial Management, Leadership and Controller experience within the financial market and service industries. Results-Focused and effectual leader with proven ability to turn around financially troubled/distressed companies and to start off new companies from thought inception. Mr. Moukas’ talent for proactively identifying and resolving problems, reversing negative sales trends, controlling costs, automating accounting systems and corporate procedures, maximizing productivity and capability of delivering multi-million dollar profit increases is a definite synergy for BioCrude’s incubation into a flourishing on-going concern.

Mr. Moukas has worked as an independent financial and management consultant since 1995.

Mr. Moukas is the co-founder of 9175 1925 Quebec Inc. (since 2006 until 2012) and founder of BioCrude Technologies, Inc. (Canada), where he has been with same since October 2008 (inception) at the capacity of Chairman/CEO.

➢	Boris Baran: M.Sc., Director / Secretary; Seasoned Executive with Corporate Development skills, Team Building experience and Corporate Strategist.

Mr. Boris Baran has an extensive 40-year background in IT; Mr. Baran has served in the following related capacities:

▪	Providing solutions to business problems for major corporations by conducting feasibility studies and by designing/developing/implementing computer-based information systems. These activities were performed as an independent consultant and as an employee of IBM Canada.

▪	Engaged as a systems engineer by IBM Canada, whereby his responsibilities included customer technical support as well as the marketing of goods and services.

In addition to his industrial experience, Mr. Baran was also a professor of computer information systems at the John Molson School of Business, Concordia University for some 30 years. Apart from his regular teaching activities, he organized and conducted seminars for the business community. Mr. Baran’s personal and business contacts, as well as his acquired marketing skills, have enabled him to secure investors for various business opportunities.

Mr. Baran has been with the John Molson School of Business, Concordia University since September 1981 until June 2010 at the capacity of Professor and has been with BioCrude Technologies, Inc. (Canada) since October 2008 at the capacity of advisor to the Chairman/CEO.

Director Independence

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent directors.” Our determination of independence of directors is made using the definition of “independent director” contained in Rule 4200(a) (15) of the Marketplace Rules of the NASDAQ Stock Market (“NASDAQ”), even though such definitions do not currently apply to us because we are not listed on NASDAQ. We have determined that none of our directors currently meet the definition of “independent” as within the meaning of such rules as a result of their current positions as our executive officers.

Significant Employees

We have no significant employees other than the executive officers/directors described above.

Family Relationships

There are no familial relationships between our officer and director.

Involvement in Certain Legal Proceedings

No director, person nominated to become a director, executive officer, promoter or control person of our company has, during the last ten years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

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Executive Compensation

Summary Compensation Table

The following table sets forth certain information concerning the annual compensation of our Chief Executive Officer and our other executive officers during the last two fiscal years.

(a)	(b)		(c)	(d)	(e)		(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year		Salary*	Bonus	Stock Awards		Option Awards	Non-equity incentive plan compensation	Nonqualified deferred compensation earnings	All Other Compensation	Total Compensation
John Moukas, Chief Executive Officer	2014		$30,250	0	0		0	0	0	0	$30,250
President & Director	2015		$31,400	0	0		0	0	0	0	$31,400
	2016	*	$19,982	0	0		0	0	0	0	$19,982

Boris Baran	2014		$0	0	0		0	0	0	0	$0
Sec. Treas. Dir.	2015		$0	0	$746,121	**	0	0	0	0	$746,121	**
	2016		$0	0	0		0	0	0	0	$0

*As of September 30, 2016

**Stock Award(s): During the year ended December 31, 2015, the Company issued 1,000,000 shares of the Company’s common stock to Mr. Baran with a total fair value of $746,121, based on the most recent selling price of the Company’s common stock to outside third parties of approximately $0.75 per share.

Outstanding Equity Awards at Fiscal Year End. There were no outstanding equity awards as of December 31, 2015.

Compensation of Non-Employee Directors. We currently have only non-employee directors and no compensation was paid to non-employee directors in the period ended December 31, 2015. We intend to identify qualified candidates to serve on the Board of Directors and to develop a compensation package to offer to members of the Board of Directors and its Committees.

Audit, Compensation and Nominating Committees. As noted above, we intend to apply for listing our common stock on the OTC Electronic Bulletin Board, which does not require companies to maintain audit, compensation or nominating committees. The Company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange. Considering the fact that we are an early stage company, we do not maintain standing audit, compensation or nominating committees. The functions typically associated with these committees are performed by the entire Board of Directors which currently consists of three members who are not considered independent.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Principal Stockholders, Directors, Nominees and Executive Officers and Related Stockholder Matters

The following table sets forth, as of December 28, 2016, certain information with respect to the beneficial ownership of shares of our common stock by: (i) each person known to us to be the beneficial owner of more than five percent (5%) of our outstanding shares of common stock, (ii) each director or nominee for director of our Company, (iii) each of the executives, and (iv) our directors and executive officers as a group. Unless otherwise indicated, the address of each shareholder is c/o the Company at our principal office address:

Beneficial Owner	Transaction Type (Account Recorded)	Address	Number of Shares Beneficially Owned (*)	Percent of Class (**)
John Moukas (Chairman/CEO)	Historical: Creator, Incubator of Company – Acquired Stock	465 88th Avenue, Laval, Quebec, Canada H7W 3G1	38,006,575	76.35
Cerasela Tesleanu (Spouse to John Moukas)	Historical Gifted Stock from John Moukas’ holdings	465 88th Avenue, Laval, Quebec, Canada H7W 3G1	1,500,000	3.01
Mike Mavrigiannakis (Shareholder: Brother in-law to John Moukas)	Convertible Loan & Gifted Stock (GS)	208 Maupassant DDO Quebec, Canada H9G 3A9	2,638,000	5.30
Vickie Moukas Mavrigiannakis (Shareholder: Sister to John Moukas & Married to Mike Mavrigiannakis)	Convertible Loan & Gifted Stock (GS)	208 Maupassant DDO Quebec, Canada H9G 3A9	2,638,000	5.30
Boris Baran (Secretary/Director)	Acquired Stock	1008-5350 MacDonald Ave., Montreal, Quebec Canada H3X 2V2	1,000,000	2.01

(*)	Beneficial ownership is determined in accordance with the rules of the SEC which generally attribute “Beneficial Ownership” of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities. Unless otherwise indicated, voting and investment power are exercised solely by the person named above or shared with members of such person’s household. This includes any shares such person has the right to acquire within 60 days.

(**)	Percent of class is calculated on the basis of the number of shares outstanding on May 31, 2016: 49,785,343.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

It is our practice and policy to comply with all applicable laws, rules and regulations regarding related person transactions, including the Sarbanes-Oxley Act of 2002. A related person is an executive officer, director or more than 5% stockholder of BioCrude Technologies USA, Inc., including any immediate family members, and any entity owned or controlled by such persons. Our Board of Directors (excluding any interested director) is charged with reviewing and approving all related-person transactions, and a special committee of our Board of Directors is established to negotiate the terms of such transactions. In considering related-person transactions, our Board of Directors takes into account all relevant available facts and circumstances.

Due to Shareholders

Related parties of the Company for which related party transactions occurred.

Name	Nature of Relationship	Transaction Type (Account Recorded)	Amount of Stock	Year to Date Amount	Date
Vickie Moukas Mavrigiannakis	Sister to Chairman/CEO majority shareholder	Convertible Loan & Gifted Stock (GS)	2,138,000 + 500,000 (GS)	$35,000	Aug.1, ‘14
Mike Mavrigiannakis	Brother in law to Chairman / CEO majority shareholder	Convertible Loan & Gifted Stock (GS)	2,138,000 + 500,000 (GS)	$35,000	Aug.1, ‘14
Cerasela Tesleanu	Wife to Chairman/CEO majority shareholder	Historical Gifted Stock from John Moukas’ holdings	1,500,000	$0	Dec.29, ‘15

42

During 2014, the Company received $45,194 from John Moukas, the Company’s Chief Executive Officer, to finance operations recorded as due to shareholders. These advances are due on demand and bear no interest.

During 2015, the Company received $45,238 from John Moukas to finance operations recorded as due to shareholders. These advances are due on demand and bear no interest.

During 2015 and 2014, the Company repaid $76,500 and $144,500, respectively, to John Moukas for amounts previously advanced to the Company.

As of December 31, 2015 and 2014, the Company had outstanding amounts due to shareholder of $1,953 and $53,215, respectively.

During the nine months ended September 30, 2016 and 2015, the Company repaid $-0- and $57,375, respectively, to John Moukas for amounts previously advanced to the Company.

As of September 30, 2016, the Company had outstanding amounts due to shareholders of $1,953.

Convertible Debt – Related Parties

On August 1, 2014, the Company received $64,189 from issuance of convertible debts to several related parties that matured on December 31, 2015, with a conversion rate of $CDN 0.02 per share, and had an annual interest rate of 7%. The Company recognized a beneficial conversion feature discount associated with these notes of $64,189 due to the conversion price of the note being lower than the fair value of the Company’s common stock.

As of December 31, 2015 and 2014, the Company had outstanding balances of convertible debt of $50,484 and $60,196, respectively.

During the nine months ended September 30, 2016, the Company agreed to convert $50,484 of outstanding convertible debt – related parties into 4,276,000 shares of the Company’s common stock at $0.01 per share.

As of September 30, 2016, the Company had outstanding balances of convertible debt of $-0-.

During the three months ended September 30, 2016 and 2015, the Company recognized total debt discount amortization of $-0- and $16,897, respectively.

During the nine months ended September 30, 2016 and 2015, the Company recognized total debt discount amortization of $-0- and $50,144, respectively.

Loans Payable – Related Parties

Name	Loan amount in CDN$ (P)	Interest (I)	Due Date	Guarantee	Payment Terms
Boris Baran	$40,000	4.00%	Dec. 31, 2016	Unsecured	(P+I) at due date (balloon pmt.) with prepayment option
Chaim (Joshua) Freund	$35,000	4.00%	Dec. 31, 2016	Unsecured	(P+I) at due date (balloon pmt.) with prepayment option
David Kirsh	$80,000	4.00%	Dec. 31, 2016	Unsecured	(P+I) at due date (balloon pmt.) with prepayment option

Refer to Exhibits 10.9, 10.10 and 10.11 for the loan agreements of Boris Baran, Chaim (Joshua) Freund and David Kirsh, respectively.

During 2015, the Company received $115,977 from issuance of loans payable – related parties that mature on December 31, 2016 and have an annual interest rate of 4%.

As of December 31, 2015 and 2014, the Company had $111,786 and $-0- of outstanding loans payable – related parties, respectively.

As of September 30, 2016, the Company had $117,928 of outstanding loans payable – related parties.

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Advances from Related Parties

Periodically, the Company received advances from related parties to fund operations. During 2014, the Company received net advances from related parties to fund operations of $17,465. During 2015, the Company made net payments on advances from related parties of $110,746. These advances are due on demand and bear no interest.

As of December 31, 2015 and 2014, the Company had $44,449 and $155,195 of outstanding advances from related parties, respectively.

During the nine months ended September 30, 2016, the Company received advances from related parties of $74,444. These advances are due on demand and bear no interest.

As of September 30, 2016, the Company had $140,085 of outstanding advances from related parties.

Director Independence

Our Board of Directors has adopted the definition of “independence” as described under the Sarbanes Oxley Act of 2002 (Sarbanes-Oxley) Section 301, Rule 10A-3 under the Securities Exchange Act of 1934 (the Exchange Act) and NASDAQ Rules 4200 and 4350. Our Board of Directors has determined that its members do not meet the independence requirements.

DESCRIPTION OF CAPITAL STOCK

	Authorized and Issued Stock Number of Shares at December 28, 2016
Title of Class	Authorized	Outstanding

Common stock, $0.001 par value per share	75,000,000	49,804,303

Common stock

Dividends. Each share of common stock is entitled to receive an equal dividend, if one is declared, which is unlikely. We have never paid dividends on our common stock and do not intend to do so in the foreseeable future. We intend to retain any future earnings to finance our growth. Refer to the Risk Factors section of this prospectus beginning on page 6.

Liquidation. If the Company is liquidated, any assets that remain after the creditors are paid, and the owners of preferred stock receive any liquidation preferences, will be distributed to the owners of our common stock pro-rata.

Voting Rights. Each share of our common stock entitles the owner to one vote. There is no cumulative voting. A simple majority can elect all of the directors at a given meeting and the minority would not be able to elect any directors at that meeting.

Preemptive Rights. Owners of our common stock have no preemptive rights. We may sell shares of our common stock to third parties without first offering it to current stockholders.

Redemption Rights. We do not have the right to buy back shares of our common stock except in extraordinary transactions such as mergers and court approved bankruptcy reorganizations. Owners of our common stock do not ordinarily have the right to require us to buy their common stock. We do not have a sinking fund to provide assets for any buy back.

Conversion Rights. Shares of our common stock cannot be converted into any other kind of stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations.

Limitations on Stockholder Actions

Title 7 of the Nevada Revised Statutes ("CRS") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he is not liable or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Title 7 of the Nevada Revised Statutes further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he is not liable pursuant to Title 7 of the Nevada Revised Statutes or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court or other court of competent jurisdiction in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court or other court of competent jurisdiction shall deem proper.

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Our bylaws provide that it may indemnify its officers, directors, agents and any other persons to the fullest extent permitted by the NRS.

SELLING STOCKHOLDERS

The following table presents information regarding the selling stockholders and the shares that may be sold by them pursuant to this prospectus. See also Security Ownership of Certain Beneficial Owners and Management. These selling shareholders are Underwriters for this offering.

No.	First Name	Last Name	Number of Shares of Common Stock Beneficially Owned Prior to Offering(1)	Number of Shares of Common Stock Being Offered	Shares of Common Stock Beneficially Owned After the Offering(1)	Percentages Beneficially Owned After the Offering
1	Akerhold Inc.		8,000	8,000	0	0
2	Fred	Fitzhugh	8,000	8,000	0	0
3	Five F Family Holdings Inc		8,000	8,000	0	0
4	Simcarb Investments Inc.		13,302	13,302	0	0
5	Transcontinental Sales Inc.		8,000	8,000	0	0
6	Benjamin	Caron	12,000	12,000	0	0
7	Glenn	Caron	4,000	4,000	0	0
8	Plilip	Maitlitz	4,000	4,000	0	0
9	7514336 Canada Inc.		25,000	25,000	0	0
10	Robert	Lebi	436,000	436,000	0	0
11	Judith Rhea	Arbus	51,000	51,000	0	0
12	Arno	Hobart	20,835	20,835	0	0
13	Roz	Epstein	10,000	10,000	0	0
14	Murray	Einhorn	10,835	10,835	0	0
15	Donald	Piafsky	13,335	13,335	0	0
16	John	Carruthers	13,335	13,335	0	0
17	Ralph	Katz	61,670	61,670	0	0
18	David	Kirsh	198,000	198,000	0	0
19	Elliot	Brodkin	45,000	45,000	0	0
20	1532406 Ontario Inc.		10,000	10,000	0	0
21	Zeev	Langburt	10,000	10,000	0	0
22	Joan	Nimptsch	20,000	20,000	0	0
23	Eva	Gardos	10,000	10,000	0	0
24	Peter	Kligman	10,000	10,000	0	0
25	Martin	Troster	5,000	5,000	0	0
26	Ann Frances	Fisher	10,000	10,000	0	0
27	Paul William Banfield	Fisher	10,000	10,000	0	0
28	Admir	Xhani	23,530	23,530	0	0
29	Chaim (Joshua)	Freund	319,000	319,000	0	0
30	Sam	Katz	13,500	13,500	0	0
31	Allan	Goldenberg	10,000	10,000	0	0
32	Alvin	Tobman	5,000	5,000	0	0

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33	Mathew	Polak	2,000	2,000	0	0
34	Barry	Seidman	54,030	54,030	0	0
35	Morrie	Glick	135,000	135,000	0	0
36	Richard	Sanders	10,000	10,000	0	0
37	Janice Seamon	Molson	10,000	10,000	0	0
38	Dan	Jacob	6,670	6,670	0	0
39	Marc	Fournier	5,000	5,000	0	0
40	Karim	Mihoubi	30,000	30,000	0	0
41	Margaret	Gwozdzinsky	5,500	5,500	0	0
42	Antoine	Giguere	5,000	5,000	0	0
43	Michael	Fixman	3,000	3,000	0	0
44	Charles-Francois	Tull	10,000	10,000	0	0
45	Trevor	Wieskopf	5,000	5,000	0	0
46(1)	Boris	Baran	1,000,000	1,000,000	0	0
47	Jimmy	Sigounis	200,000	200,000	0	0
48	Maria	Papas	12,500	12,500	0	0
49	Hoi Lun	Chan	100,000	100,000	0	0
50	Robert	Gasparoni	100,000	100,000	0	0
51	Danny	Di Giovanni	45,000	45,000	0	0
52	Matteo	Dimilo	7,000	7,000	0	0
53	Antonio	Terrigno	42,000	42,000	0	0
54	Danny	Terrigno	10,000	10,000	0	0
55	William	Dare	30,000	30,000	0	0
56	Eleftherios	Milonas	20,000	20,000	0	0
57	Csaba	Demzse	25,000	25,000	0	0
58	Ivan	Gardos	44,000	44,000	0	0
59	Solly	Karkoukly	50,000	50,000	0	0
60	Edward J.	Druker	50,000	50,000	0	0
61	Jamie	Randolph	75,000	75,000	0	0
62	Elaine	Randolph	75,000	75,000	0	0
63	Raymond	Mikhael	30,000	30,000	0	0
64	Peter	Rona	25,000	25,000	0	0
65	Dominico	Chiovitti	20,000	20,000	0	0
66	Ruby	Shulman	5,000	5,000	0	0
67	Veselin	Radev	10,000	10,000	0	0
68	Ivan	Radev	10,000	10,000	0	0
69	Theresa	Port-Louis	20,000	20,000	0	0
70	Marvin	Zelikovic	5,000	5,000	0	0
71	Harry	Tudor	2,500	2,500	0	0
72	Barry	Rose	9,000	9,000	0	0
73	Nick	Moukas	300,000	300,000	0	0
74	Maria	Moukas	150,000	150,000	0	0
75	Adriana	Moukas	100,000	100,000	0	0
76	Chanelle	Farzanali	100,000	100,000	0	0
77	Pota	Moukas	112,500	112,500	0	0
78(2)	Vickie Moukas	Mavrigiannakis	2,638,000	500,000	2,138,000	4.29
79(2)	Mike	Mavrigiannakis	2,638,000	500,000	2,138,000	4.29
80	Kin Chung	Tam	10,000	10,000	0	0
81	Kin Sun	Tam	15,000	15,000	0	0
82	Heather	Haw	10,000	10,000	0	0
83	Chafik	Mihoubi	3,000	3,000	0	0
84	Philip Peter	Andree	10,000	10,000	0	0
85	Jean	Yeung	10,000	10,000	0	0
86	Maroun	Khoury	5,000	5,000	0	0
87	Wilcandex Inc.	Wilson Ly(Dir)	15,000	15,000	0	0
88	Chris	Dimopoulos	10,000	10,000	0	0
89	Sara	Annette	10,000	10,000	0	0
90	Ken	Montizambert	10,000	10,000	0	0
91	Fadi	El Sayegh	5,000	5,000	0	0

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92	Zeljko	Alavanja	10,000	10,000	0		0
93	Canko	Cvetanovski	10,000	10,000	0		0
94	Phyllis	Kontogiannos	5,000	5,000	0		0
95	Charles	Kamin	5,000	5,000	0		0
96	Tom	Poulis	5,000	5,000	0		0
97	Spiros	Bakopanos	5,000	5,000	0		0
98	Omar	Shadman	20,000	20,000	0		0
99	Catherine	Frommer	7,500	7,500	0		0
100	Ruth	Cohen	15,000	15,000	0		0
101	Janet	Lavigueur	18,000	18,000	0		0
102	Nino	Samaha	5,000	5,000	0		0
103	Fayssal	Rizk	5,000	5,000	0		0
104	Evelyn	Kirsh	100,000	100,000	0		0
105	Inga	Brodkin	10,000	10,000	0		0
106	Tony	Mancino	50,000	50,000	0		0
107	Gino	Caron	80,000	80,000	0		0
108	Raphael	Amram	7,000	7,000	0		0
109	Nicola	Tartaglia	26,000	26,000	0		0
110	Lexsam Prestige Canada Inc.	Sammy Vizzi / CEO	6,500	6,500	0		0
111	Leonard	Freedman	2,778	2,778	0		0
112	Harvey	Khan	11,250	11,250	0		0
113	Brooke Meghan	Penning	4,000	4,000	0		0
114(2)	Cerasela	Tesleanu	1,500,000	350,000	1,150,000		2.31
115(1)	John	Moukas	38,006,575	346,575	37,660,000		75.62
116	Allan	Falk	15,000	15,000	0		0
117	Richard	Friedman	10,500	10,500	0		0
118	0841316 BC Ltd.		2,858	2,858	0		0
119	Constance	McAvoy	300	300	0		0
		TOTAL	49,804,303	6,718,303	43,086,000	(Restricted)	86.51

The number of shares listed in these columns includes all shares beneficially owned by the selling stockholder.
(1)	Officer or director of the corporation.
(2)	Family member of Officer or Director of the Company.

The ownership percentages listed in these columns include only shares beneficially owned by the listed selling stockholder. Beneficial ownership is determined in accordance with the rules of the SEC. In computing the percentage of shares beneficially owned by a selling stockholder, shares of common stock subject to options or warrants, or debt convertible into common stock held by that selling stockholder that was exercisable on or within 60 days after December 28, 2016, were deemed outstanding for the purpose of computing the percentage ownership of that selling stockholder. The ownership percentages are calculated based on the 49,804,303 shares of common stock that were outstanding on December 28, 2016.

All the selling shareholders acquired their shares in the Company as a consequence of the Agreement for the Purchase of Assets by and between the Company and BioCrude (Canada).

Below is a list of the controlling parties of the entity selling shareholders.

Corporation	Shareholder	Address	City	Prov./State	Country	Postal/Zip	Shares

Akerhold Inc.	Joe Akerman	6800 MacDonald PH-6	Cote St. Luc	Quebec	Canada	H3X 2Z2	8,000
Five F Family Holdings Inc	Leonard Freedman	200-6650 St. Urbain	Montreal	Quebec	Canada	H2S 3G9	8,000
Simcarb Investments Inc.	Leonard Freedman	200-6650 St. Urbain	Montreal	Quebec	Canada	H2S 3G9	8,000
Transcontinental Sales Inc.	Leonard Freedman	200-6650 St. Urbain	Montreal	Quebec	Canada	H2S 3G9	8,000
7514336 Canada Inc.	Mitchell White	5609 Melling Avenue	Cote St. Luc	Quebec	Canada	H4W 2C1	25,000
1532406 Ontario Inc.	Sidonie Berson	1141 Valleybrook Drive	Oakville	Ontario	Canada	L6H 4Z9	10,000
Lexsam Prestige Canada Inc.	Sammy Vizzi	100-8725 Pascal Gagnon	Montreal	Quebec	Canada	H1P 1Y5	6,500
Wilcandex Inc.	Wilson Ly	901 Rue de la Commune Est, # 208	Montreal	Quebec	Canada	H2L 0E2	15,000
0841316 BC Ltd.	James M. McAvoy	Third Floor, 1600 Bay Street	Victoria	BC	Canada	V8R 2B6	2,858

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PLAN OF DISTRIBUTION

By Selling Stockholders

The selling stockholders and any of its pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of its shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed prices. The selling stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	to cover short sales made after the date that this Registration Statement is declared effective by the Commission;

•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders will sell their shares of common stock at an identified fixed price until such time as our shares are quoted on OTCBB, and thereafter at market prices.

The selling stockholder may also sell shares under Rule 144 promulgated under the Securities Act, or another exemption from the registration requirements under the Securities Act, if available, rather than under this prospectus.

The issuer and the selling shareholders will sell the common stock being registered in this offering at a fixed price of $1.75 per share. The Company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares owned by it and, if it defaults in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

Upon the Company being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker -dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon the Company being notified in writing by a selling stockholder that a donee or pledgee intends to sell more than 500 shares of common stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

The selling stockholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares are “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Because the selling stockholders are an underwriter within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Securities will be paid by the selling stockholder and/or the purchasers. The selling stockholder has represented and warranted to the Company that it acquired the securities subject to this registration statement in the ordinary course of the selling stockholder’s business and, at the time of its purchase of such securities the selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

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The Company has advised the selling stockholders that it may not use shares registered on this Registration Statement to cover short sales of common stock made prior to the date on which this Registration Statement shall have been declared effective by the Commission. If the selling stockholder uses this prospectus for any sale of the common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholder will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such selling stockholder in connection with re-sales of their respective shares under this Registration Statement.

The Company is required to pay all fees and expenses incident to the registration of the shares, but the Company will not receive any proceeds from the sale of the common stock by selling stockholders. The Company has agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

By Our Company

We may sell the Shares subject to this prospectus from time to time in any manner permitted by the Securities Act, through personal contacts, phone, internet phone or voice conference including any one or more of the following ways:

•	directly to investors;
•	to investors through agents;
•	to dealers, and/or
•	through one or more underwriters.

While the selling shareholders will sell their shares of common stock at the fixed price of $1.75 per share until the common stock is quoted on OTCBB and thereafter at market prices, the company will sell all shares of common stock at a fixed price of $1.75 per share for the duration of the offering.

The offering of shares by our Company will only be through our officers and directors:

Our officers and directors are not: (a) subject to a statutory disqualification, as that term is defined in section 3(a)(39) of the Act; (b) compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; or (c) at the time of his participation an associated person of a broker or dealer. Mr. Southworth meets the conditions of (a)(4)(ii): he primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; was not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and he does not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)(4)(i) or (iii) of this section.

None of management is experienced in sales of securities.

Any underwritten offering may be on a best efforts or a firm commitment basis. We may also make direct sales through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties. Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the shares of common stock may be entitled to indemnification by us against some liabilities, including liabilities under the Securities Act, or contribution from us to payments which the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may engage in transactions with us or perform services for us from time to time in the ordinary course of business.

The distribution of the Shares may be effected from time to time in one or more transactions:

•	at a fixed price or prices.

None of the management has material experience in selling securities to investors.

Shares sold pursuant to the registration statement of which this prospectus is a part may not be listed or traded on any exchange or automated quotations system, but may be listed on the OTC Electronic Bulletin Board. The Company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange. In the sale of the shares, underwriters or agents may receive compensation from us or from purchasers of the shares, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the shares to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities will be underwriters under the Securities Act of 1933, and any discounts or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act.

Each time we sell Shares, we will describe the method of distribution of the Shares in the prospectus supplement relating to such transaction. The applicable prospectus supplement will, where applicable:

•	identify any such underwriter or agent;

•	describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each such underwriter or agent and in the aggregate to all underwriters and agents;

•	identify the amounts underwritten; and

•	identify the nature of the underwriter’s obligation to take the shares.

49

If underwriters are utilized in the sale of the securities, the Shares may be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of the sale. We may offer the shares to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriters are utilized in the sale of the securities, unless otherwise stated in the applicable prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to specified conditions precedent and that the underwriters with respect to a sale of the shares will be obligated to purchase all of the shares offered if any are purchased.

Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities, such as overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Over allotment involves sales in excess of the offering size which create a short position. Stabilizing transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. The underwriters may also impose a penalty bid, under which selling concessions allowed to syndicate members or other broker-dealers for securities sold in the offering for their account may be reclaimed by the syndicate if the securities are repurchased by the syndicate in stabilizing or covering transactions. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage re-sales of the security before the distribution is completed.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Underwriters, dealers and agents may engage in transactions with us or perform services for us in the ordinary course of business.

If indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase shares from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate principal amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the shares shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the shares are being sold to underwriters, we shall have sold to the underwriters the total principal amount of the shares less the principal amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

To comply with applicable state securities laws, the shares offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, shares may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

How to Invest:

Subscriptions for purchase of shares offered by this prospectus can be made by completing, signing and delivering to BioCrude Technologies USA, Inc., the following:

1)	an executed copy of the Subscription Agreement, available from the Company; and

2)	a check payable to the order of “BioCrude Technologies USA, Inc.” in the amount of $1.75 for each share a Subscriber wants to purchase.

OTC Electronic Bulletin Board Considerations

We intend to apply to have our stock traded on the OTC Electronic Bulletin Board. The Company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange. The OTC Electronic Bulletin Board is separate and distinct from the NASDAQ stock market and other stock exchanges. NASDAQ has no business relationship with issuers of securities quoted on the OTC Electronic Bulletin Board. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Electronic Bulletin Board.

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Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTC Electronic Bulletin Board has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the OTC Electronic Bulletin Board is that the issuer be current in its reporting requirements with the SEC.

Investors must contact a broker-dealer to trade OTC Electronic Bulletin Board securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker. Bulletin board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders — an order to buy or sell a specific number of shares at the current market price — it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Title 7 of the CRS provides that directors and officers of Nevada corporations may, under certain circumstances, be indemnified against expenses (including attorneys‘ fees) and other liabilities actually and reasonably incurred by them as a result of any suit brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. CRS also provides that directors and officers may also be indemnified against expenses (including attorney’s fees) incurred by them in connection with a derivative suit if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a directors, officers or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL OPINION

The validity of the shares offered hereby has been passed upon for us by Harold P. Gewerter, Esq. of “Harold P Gewerter, Esq. Ltd”, 1212 S Casino Center, Las Vegas, NV 89104, Tel: (702) 382-1714, Fax: (702) 382-1759, E-mail: harold@gewerterdowling.com.

EXPERTS

The consolidated financial statements of the Company included in this prospectus as of and for the years ended December 31, 2015 and 2014 have been audited by GBH CPAs, PC, 6002 Rogerdale Road, Suite 500, Houston, Texas 77072, an independent registered public accounting firm, to the extent set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No experts or counsel to the Company have any shares or other interests in BioCrude Technologies USA, Inc.

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LEGAL PROCEEDINGS

The issuer is not party to any pending material legal proceedings.

ADDITIONAL INFORMATION

We will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and will file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549 and at the SEC’s regional offices located at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 233 Broadway, New York, New York 10279. You can obtain copies of these materials from the Public Reference Section of the SEC upon payment of fees prescribed by the SEC. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC’s Web site contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of that site is http://www.sec.gov .

We have filed a Registration Statement on Form S-1 with the SEC under the Securities Act of 1933, as amended, with respect to the securities offered in this prospectus. This prospectus, which is filed as part of a Registration Statement, does not contain all of the information set forth in the Registration Statement, some portions of which have been omitted in accordance with the SEC’s rules and regulations. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to in this prospectus are not necessarily complete and are qualified in their entirety by reference to each such contract, agreement or other document which is filed as an exhibit to the Registration Statement. The Registration Statement may be inspected without charge at the public reference facilities maintained by the SEC, and copies of such materials can be obtained from the Public Reference Section of the SEC at prescribed rates.

52

Consolidated Financial Statements

For The Years Ended December 31, 2015 and 2014 and
For The Three and Nine Months Ended September 30, 2016 and 2015

53

54

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

BioCrude Technologies USA, Inc.

(formerly known as BioCrude Technologies, Inc.)

Montréal, Québec, Canada

We have audited the accompanying consolidated balance sheets of BioCrude Technologies USA, Inc. (the “Company”) as of December 31, 2015 and 2014 and the related consolidated statements of operations and comprehensive income (loss), changes in stockholders’ deficit, and cash flows for each of the years then ended. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of BioCrude Technologies USA, Inc. as of December 31, 2015 and 2014 and the results of its operations and its cash flows for each of the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that BioCrude Technologies USA, Inc. will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, BioCrude Technologies USA, Inc. has suffered recurring losses from operations and has not yet generated any revenue from operations since inception that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ GBH CPAs, PC
GBH CPAs, PC
www.gbhcpas.com
Houston, Texas
May 31, 2016

55

BIOCRUDE TECHNOLOGIES USA, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2015	2014

ASSETS

TOTAL ASSETS	$-	$-

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$14	$-
Accounts payable and accrued liabilities – related party	14,607	11,590
Advances from related parties	44,449	155,195
Subscriptions payable	-	694,894
Due to shareholders	1,953	53,215
Convertible debt, net of debt discount of $-0- and $21,727, respectively	15,145	19,120
Convertible debt – related parties, net of debt discount of $-0- and $45,317, respectively	50,484	14,878
Loans payable – related parties	111,786	-

TOTAL LIABILITIES	238,438	948,892

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ DEFICIT
Common stock, $0.001 par value, 75,000,000 shares authorized, 45,472,843 and 39,500,000 shares issued and outstanding, respectively	45,473	39,500
Additional paid-in capital	5,837,501	1,262,147
Accumulated other comprehensive income (loss)	32,124	(55,230)
Accumulated deficit	(6,153,536)	(2,195,309)
TOTAL STOCKHOLDERS' DEFICIT	(238,438)	(948,892)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$-	$-

See accompanying notes to these consolidated financial statements.

56

BIOCRUDE TECHNOLOGIES USA, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

	2015	2014

REVENUE	$-	$-

OPERATING EXPENSES
General and administrative	3,863,918	40,928
Total operating expenses	3,863,918	40,928

LOSS FROM OPERATIONS	(3,863,918)	(40,928)

Interest expense	(94,309)	(35,824)

NET LOSS	$(3,958,227)	$(76,752)

Net loss per common share - basic and diluted	$(0.10)	$(0.00)

Weighted average number of common shares outstanding - basic and diluted	40,703,854	39,500,000

COMPREHENSIVE INCOME (LOSS)
Net loss	$(3,958,227)	$(76,752)
Other comprehensive income - gain on foreign currency translation	87,354	167,154
Total comprehensive income (loss)	$(3,870,873)	$90,402

See accompanying notes to these consolidated financial statements.

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BIOCRUDE TECHNOLOGIES USA, INC.

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

	Common Stock		Additional	Accumulated Other		Total
	Shares	Par Value	Paid-in Capital	Comprehensive Income (Loss)	Accumulated Deficit	Stockholders’ Deficit

Balance, December 31, 2013	39,500,000	$39,500	$1,159,279	$(222,384)	$(2,118,557)	$(1,142,162)

Debt discount on issuance of convertible debts	-	-	102,868	-	-	102,868

Gain on foreign currency translation	-	-	-	167,154	-	167,154

Net loss	-	-	-	-	(76,752)	(76,752)

Balance, December 31, 2014	39,500,000	39,500	1,262,147	(55,230)	(2,195,309)	(948,892)

Share-based compensation	5,131,065	5,131	3,823,354	-	-	3,828,485

Issuance of common stock for subscriptions payable	641,000	641	641,554	-	-	642,195

Issuance of common stock for debt conversion	167,778	168	62,472	-	-	62,640

Debt discount on issuance of convertible debt	-	-	22,364	-	-	22,364

Proceeds from issuance of common stock for cash	33,000	33	25,610	-	-	25,643

Gain on foreign currency translation	-	-	-	87,354	-	87,354

Net loss	-	-	-	-	(3,958,227)	(3,958,227)

Balance, December 31, 2015	45,472,843	$45,473	$5,837,501	$32,124	$(6,153,536)	$(238,438)

See accompanying notes to these consolidated financial statements.

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BIOCRUDE TECHNOLOGIES USA, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,958,227)	$(76,752)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	3,828,485	-
Amortization of debt discount	89,409	35,823
Changes in operating assets and liabilities:
Accounts payable and accrued liabilities	14	-
Accounts payable and accrued liabilities – related party	20,950	(6,044)
Net cash used in operating activities	(19,369)	(46,973)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from (repayments on) related party advances	(110,746)	17,465
Proceeds from borrowings from shareholder	45,238	45,194
Principal payments on borrowings from shareholder	(76,500)	(144,500)
Proceeds from issuance of convertible debts	16,948	107,411
Proceeds from issuance of loans payable – related parties	115,977	-
Proceeds from sales of common stock	25,643	19,338
Net cash provided by financing activities	16,560	44,908

Impact on cash from foreign currency translation	2,809	2,065

NET INCREASE IN CASH	-	-

CASH AT BEGINNING OF YEAR	-	-

CASH AT END OF YEAR	$-	$-

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
Cash paid for income taxes	$-	$-
Cash paid for interest expense	$-	$-

NONCASH INVESTING AND FINANCING ACTIVITIES:
Issuance of common stock for subscriptions payable	$642,195	$-
Beneficial conversion feature discount related to the issuance of convertible debt	$22,364	$102,868
Conversion of convertible debt to subscriptions payable	$62,640	$-
Conversion of amounts due to shareholder to convertible debt	$20,000	$-

See accompanying notes to these consolidated financial statements.

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BIOCRUDE TECHNOLOGIES USA, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

Organization

BioCrude Technologies USA, Inc. (the “Company” and/or “BioCrude”) was originally organized in the State of Nevada on August 4, 2015 and is a startup company that provides consulting as well as supplies waste management services, more particularly, with specialization in the Waste to Energy (W2E) milieu. The mission and ethos of the Company is to acquire the necessary Concessions from appropriate Governmental Authorities of municipalities/countries responsible for same, in order for the Company to implement its technical expertise and knowhow to develop its proposed “Integrated Municipal Solid Waste (“MSW”) to Renewable Energy Complex” for the treatment and disposal of MSW for municipal applications.

All of the common shares, 6,575 shares, issued by the Company on August 10, 2015 (date of Incorporation/Organization) were held by John Moukas.

BioCrude Technologies, Inc. (Canada) (“BioCrude Canada”) is a Corporation duly organized under the laws of Canada.

39,500,000 shares of BioCrude Canada were issued to John Moukas from BioCrude Canada and he transferred 1,500,000 shares to Cerasela Tesleanu on December 18, 2015.

On December 29, 2015, the Company purchased all of the assets of BioCrude Canada, at zero book value, under the following purchase terms. The total price paid by the Company to the BioCrude Canada for all the assets of BioCrude Canada was 39,500,000 shares of the Company’s common stock and the assumption of the all of the loans and convertible loans of the BioCrude Canada, provided that any and all references therein to the rights of the creditors to convert their respective outstanding loan amounts in accordance with the terms of the convertible loans and loans into equity of BioCrude Canada shall be adjusted and amended to reflect the outstanding amounts convertible or exchangeable, as the case may be, into the same amount of shares of the Company, all with the same terms and conditions set out in the respective agreements. The Company is obligated to execute all of the “Outstanding Subscriptions” assumed, and issue out 674,000 shares of its common stock to the respective subscribers, respecting the terms, conditions and caveats of the Subscription Agreements, as established, by and between each subscriber and BioCrude Canada. For accounting purposes, the transaction between the Company and BioCrude Canada is done by two entities under common control, so for accounting purposes, these two companies are consolidated under generally accepted accounting principles (“GAAP”).

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements of the Company have been prepared in accordance with GAAP in the United States of America and the rules of the Securities and Exchange Commission (“SEC”).

The consolidated financial statements herein have been prepared in accordance with GAAP and include the accounts of the Company and those of its wholly-owned subsidiaries as follows: 9175 1925 Quebec Inc., a Canadian corporation and BioCrude Canada. All significant intercompany accounts and transactions have been eliminated.

NOTE 2 – GOING CONCERN

As of December 31, 2015, the Company had an accumulated deficit of $6,153,536 and negative working capital of $238,438. Losses have principally occurred as a result of the substantial resources required for research and development and marketing of the Company’s products which included the general and administrative expenses associated with its organization and product development. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to reflect the possible future effect on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of these uncertainties. Management plans to obtain additional funding and implement its strategic plan to allow the opportunity for the Company to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

Preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Actual results and outcomes may differ from management’s estimates and assumptions.

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Cash and Cash Equivalents

 For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents.

Stock-Based Compensation

The Company accounts for all share-based payment awards made to employees and directors, based on their fair value. The Company measures share-based compensation to consultants by recognizing the fair value of the awards over the period the services are rendered or goods are provided.

Basic and Diluted Loss per Share

Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. The Company excluded 4,300,000 and 4,366,000 of potentially issuable shares of common stock related to convertible debt due to their anti-dilutive effect for the years ended December 31, 2015 and 2014, respectively.

Income Taxes

The Company follows the liability method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences). The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Foreign Currency

The Company accounts for its foreign currency transaction gains and losses as other comprehensive income (loss) included in equity.

New and Recently Issued Accounting Pronouncements

In April 2015, the FASB issued ASU No. 2015-03, Interest - Imputation of Interest (Subtopic 835-30) - Simplifying the Presentation of Debt Issuance Costs. ASU 2015-03 amends previous guidance to require that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The recognition and measurement guidance for debt issuance costs are not affected by the amendments in this ASU. The standard is effective for financial statements issued for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. Early adoption is permitted for financial statements that have not been previously issued. The Company expects that the affected amounts on its balance sheets will be reclassified within the balance sheets upon adoption of this ASU to conform to this standard.

The Company does not expect the adoption of any other recently issued accounting pronouncements to have a material impact on its financial statements.

Subsequent Events

The Company has evaluated all transactions from December 31, 2015 through May 31, 2016, the financial statement issuance date for subsequent disclosure consideration.

NOTE 4 – NOTES PAYABLE

Due to Shareholders

During 2014, the Company received $45,194 from John Moukas, the Company’s Chief Executive Officer, to finance operations recorded as due to shareholders. These advances are due on demand and bear no interest.

During 2015, the Company received $45,238 from John Moukas to finance operations recorded as due to shareholders. These advances are due on demand and bear no interest.

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During 2015 and 2014, the Company repaid $76,500 and $144,500, respectively, to John Moukas for amounts previously advanced to the Company.

As of December 31, 2015 and 2014, the Company had outstanding amounts due to shareholders included in advances from related parties of $1,953 and $53,215, respectively.

Convertible Debt

On August 1, 2014, the Company received $24,985 from issuance of a convertible debt that matured on December 31, 2015, with a conversion rate of $CDN 0.55 per share, and had an annual interest rate of 7%. The Company recognized a beneficial conversion feature discount associated with this note of $20,443 due to the conversion price of the note being lower than the fair value of the Company’s common stock. During 2015, the Company converted this debt into 50,000 shares of the Company’s common stock.

On August 1, 2014, the Company received $18,236 from issuance of a convertible debt that matured on December 31, 2015, with a conversion rate of $CDN 0.50 per share, and had an annual interest rate of 7%. The Company recognized a beneficial conversion feature discount associated with this note of $18,236 due to the conversion price of the note being lower than the fair value of the Company’s common stock. During 2015, the Company converted this debt into 40,000 shares of the Company’s common stock.

During 2015, the Company received $16,948 from issuance of convertible debt to third parties with a maturity date of December 31, 2016, a conversion rates ranging from $CDN 0.85 to $CDN 1.00 per share, and had an annual interest rate of 7%. The Company recognized a beneficial conversion feature discount associated with these notes of $2,364 due to the conversion price of the note being lower than the fair value of the Company’s common stock. During 2015, the Company converted a portion of these debts into 2,778 shares of the Company’s common stock.

On December 29, 2015, the Company amended several outstanding note agreements with several shareholders, that had previously matured on July 30, 2013, and an outstanding balance of $20,000, included in due to shareholder, to be convertible with an amended maturity date of December 31, 2016, with a conversion rate of $0.27 per share, and had an annual interest rate of 7%. The Company recognized a beneficial conversion feature discount associated with these notes of $20,000 due to the conversion price of the note being lower than the fair value of the Company’s common stock. During 2015, the Company converted these debts into 75,000 shares of the Company’s common stock.

As of December 31, 2015 and 2014, the Company had outstanding balances of convertible debt of $15,145 and $40,846, respectively.

Convertible Debt – Related Parties

On August 1, 2014, the Company received $64,189 from issuance of convertible debts to several related parties that matured on December 31, 2015, with a conversion rate of $CDN 0.02 per share, and had an annual interest rate of 7%. The Company recognized a beneficial conversion feature discount associated with these notes of $64,189 due to the conversion price of the note being lower than the fair value of the Company’s common stock.

As of December 31, 2015 and 2014, the Company had outstanding balances of convertible debt of $50,484 and $60,196, respectively.

During the years ended December 31, 2015 and 2014, the Company recognized total debt discount amortization of $89,409 and $35,823, respectively.

Loans Payable – Related Parties

During 2015, the Company received $115,977 from issuance of loans payable – related parties that mature on December 31, 2016 and have an annual interest rate of 4%.

As of December 31, 2015 and 2014, the Company had $111,786 and $-0- of outstanding loans payable – related parties, respectively.

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NOTE 5 – RELATED PARTY TRANSACTIONS

Periodically, the Company received advances from related parties to fund operations. During 2014, the Company received net advances from related parties to fund operations of $17,465. During 2015, the Company made net payments on advances from related parties of $110,746. These advances are due on demand and bear no interest.

As of December 31, 2015 and 2014, the Company had $44,449 and $155,195, respectively, of outstanding advances from related parties.

NOTE 6 – STOCKHOLDERS’ DEFICIT

The Company is authorized to issue up to 75,000,000 shares of common stock at par value $0.001 per share. As of December 31, 2015 and 2014, the Company had 45,472,843 and 39,500,000 shares of the Company’s common stock issued and outstanding.

During 2014, the Company agreed to issue 22,000 shares of the Company’s common stock for cash of $19,338 previously received.

During 2015, the Company issued 5,131,065 shares of common stock to certain third parties and related parties for services. The Company valued these shares using the most recent selling price of the Company’s common stock of approximately $0.75 per share and recorded grant date fair value of $3,828,485 to stock-based compensation expense. Included in 5,131,065 shares of common stock issued for services, 1,000,000 shares, with a grant date fair value of $746,121, were issued to Mr. Baran, the Company’s Director / Secretary, for his services.

During 2015, the Company agreed to issue 33,000 shares of the Company’s common stock for cash of $25,643 previously received and 167,778 shares of the Company’s common stock for conversion of $62,640 of the Company’s outstanding convertible debts.

As of December 31, 2015 and 2014, the Company had -0- and 641,000 shares, respectively, included in subscriptions payable at $-0- and $694,894, respectively, for unissued common stock.

NOTE 7 – INCOME TAXES

As of December 31, 2015, the Company had a tax net operating loss of $1,126,092 that can be carried forward to reduce future years’ taxable income. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards. The Company’s net operating loss carrying forwards, if not utilized, will begin to expire, beginning in 2028.

NOTE 8 – SUBSEQUENT EVENTS

In 2016, the Company issued 12,500 shares of the Company’s common stock for services with a fair value of approximately $9,248 and 4,300,000 of the Company’s common stock for the conversion of the full value of the Company’s outstanding convertible debt of $65,629 as of December 31, 2015.

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BIOCRUDE TECHNOLOGIES USA, INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	September 30,	December 31,
	2016	2015

ASSETS

CURRENT ASSETS
Cash	$3,077	$-

TOTAL ASSETS	$3,077	$-

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$8,774	$14
Accounts payable and accrued liabilities – related party	140,085	61,009
Convertible debt	27,825	15,145
Convertible debt – related parties	-	50,484
Loans payable – related parties	117,927	111,786

TOTAL LIABILITIES	294,611	238,438

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ DEFICIT
Common stock, $0.001 par value, 75,000,000 shares authorized, 49,801,145 and 45,472,843 shares issued and outstanding, respectively	49,801	45,473
Additional paid-in capital	5,927,802	5,837,501
Accumulated other comprehensive income	26,440	32,124
Accumulated deficit	(6,295,577)	(6,153,536)
TOTAL STOCKHOLDERS' DEFICIT	(291,534)	(238,438)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$3,077	$-

See accompanying notes to these consolidated financial statements.

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BIOCRUDE TECHNOLOGIES USA, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2016 AND 2015

(UNAUDITED)

	For the Three Months Ended		For the Six Months Ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015

REVENUE	$-	$-	$-	$-

OPERATING EXPENSES
General and administrative	39,782	8,858	137,277	26,576
Total operating expenses	39,782	8,858	137,277	26,576

LOSS FROM OPERATIONS	(39,782)	(8,858)	(137,277)	(26,576)

Interest expense	(1,446)	(19,327)	(4,764)	(56,549)

NET LOSS	$(41,228)	$(28,185)	$(142,041)	$(83,125)

Net loss per common share – basic and diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Weighted average number of common shares outstanding – basic and diluted	49,800,854	39,500,000	48,656,224	39,500,000

COMPREHENSIVE INCOME (LOSS)
Net loss	$(41,228)	$(28,185)	$(142,041)	$(83,125)
Other comprehensive income (loss) – gain (loss) on foreign currency translation	(1,908)	(41,567)	5,684	(206,138)
Total comprehensive loss	$(43,136)	$(69,752)	$(136,357)	$(289,263)

See accompanying notes to these consolidated financial statements.

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BIOCRUDE TECHNOLOGIES USA, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2016 AND 2015

(UNAUDITED)

	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(142,041)	$(83,125)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	22,373	-
Amortization of debt discount	-	50,144
Changes in operating assets and liabilities:
Accounts payable and accrued liabilities	8,760	1,897
Accounts payable and accrued liabilities – related party	4,254	4,508
Net cash used in operating activities	(106,654)	(26,576)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from related party advances	74,444	(10,426)
Principal payments on borrowings from shareholder	-	(23,446)
Proceeds from issuance of convertible debt	34,452	-
Proceeds from issuance of loans payable – related parties	-	58,341
Net cash provided by financing activities	108,896	24,469

Impact on cash from foreign currency translation	835	2,107

NET INCREASE IN CASH	3,077	-

CASH AT BEGINNING OF THE PERIOD	-	-

CASH AT END OF THE PERIOD	$3,077	$-

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
Cash paid for income taxes	$-	$-
Cash paid for interest expense	$-	$-

NONCASH INVESTING AND FINANCING ACTIVITIES:
Conversion of convertible debt to common stock	$72,256	$-

See accompanying notes to these consolidated financial statements.

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BIOCRUDE TECHNOLOGIES USA, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

Organization

BioCrude Technologies USA, Inc. (the “Company” and/or “BioCrude”) was originally organized in the State of Nevada on August 4, 2015 and is a startup company that provides consulting as well as supplies waste management services, more particularly, with specialization in the Waste to Energy (W2E) milieu. The mission and ethos of the Company is to acquire the necessary Concessions from appropriate Governmental Authorities of municipalities/countries responsible for same, in order for the Company to implement its technical expertise and knowhow to develop its proposed “Integrated Municipal Solid Waste (“MSW”) to Renewable Energy Complex” for the treatment and disposal of MSW for municipal applications.

BioCrude Technologies, Inc. (Canada) (“BioCrude Canada”) is a Corporation duly organized under the laws of Canada.

On December 29, 2015, the Company has purchased all of the assets of BioCrude Canada, at zero book value, under the following purchase terms. The total price paid by the Company to the BioCrude Canada for all the assets of BioCrude Canada was 39,500,000 shares of the Company’s common stock and the assumption of the all of the loans and convertible loans of the BioCrude Canada, provided that any and all references therein to the rights of the creditors to convert their respective outstanding loan amounts in accordance with the terms of the convertible loans and loans into equity of BioCrude Canada shall be adjusted and amended to reflect the outstanding amounts convertible or exchangeable, as the case may be, into the same amount of shares of the Company, all with the same terms and conditions set out in the respective agreements. The Company is obligated to execute all of the “Outstanding Subscriptions” assumed, and issue out 674,000 shares of its common stock to the respective subscribers, respecting the terms, conditions and caveats of the Subscription Agreements, as established, by and between each subscriber and BioCrude Canada. For accounting purposes, the transaction between the Company and BioCrude Canada is done by two entities under common control, so for accounting purposes, these two companies are consolidated under generally accepted accounting principles (“GAAP”).

Interim Financial Statements

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim information under Regulation S-K. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments consisting of a normal and recurring nature considered necessary for a fair presentation have been included. Operating results for the nine-month period ended September 30, 2016 may not necessarily be indicative of the results that may be expected for the year ending December 31, 2016. These unaudited interim financial statements should be read in conjunction with the audited financial statements of the Company for the years ended December 31, 2015 and 2014, and notes thereto contained in this prospectus.

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements of the Company have been prepared in accordance with GAAP in the United States of America and the rules of the Securities and Exchange Commission (“SEC”).

The consolidated financial statements herein have been prepared in accordance with GAAP and include the accounts of the Company and those of its wholly-owned subsidiaries as follows: 9175 1925 Quebec Inc., a Canadian corporation and BioCrude Canada. All significant intercompany accounts and transactions have been eliminated.

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NOTE 2 – GOING CONCERN

As of September 30, 2016, the Company had an accumulated deficit of $6,295,577 and negative working capital of $291,534. Losses have principally occurred as a result of the substantial resources required for research and development and marketing of the Company’s products which included the general and administrative expenses associated with its organization and product development. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to reflect the possible future effect on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of these uncertainties. Management plans to obtain additional funding and implement its strategic plan to allow the opportunity for the Company to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

Preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Actual results and outcomes may differ from management’s estimates and assumptions.

Cash and Cash Equivalents

 For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents.

Stock-Based Compensation

The Company accounts for all share-based payment awards made to employees and directors, based on their fair value. The Company measures share-based compensation to consultants by recognizing the fair value of the awards over the period the services are rendered or goods are provided.

Basic and Diluted Loss per Share

Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. The Company excluded 22,000 and 4,366,000 of potentially issuable shares of common stock related to convertible debt due to their anti-dilutive effect for the nine months ended September 30, 2016 and 2015, respectively.

Income Taxes

The Company follows the liability method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences). The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Foreign Currency

The Company accounts for its foreign currency transaction gains and losses as other comprehensive income (loss) included in equity.

New and Recently Issued Accounting Pronouncements

In April 2015, the FASB issued ASU No. 2015-03, Interest - Imputation of Interest (Subtopic 835-30) - Simplifying the Presentation of Debt Issuance Costs. ASU 2015-03 amends previous guidance to require that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The recognition and measurement guidance for debt issuance costs are not affected by the amendments in this ASU. The standard is effective for financial statements issued for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. Early adoption is permitted for financial statements that have not been previously issued. The Company expects that the affected amounts on its balance sheets will be reclassified within the balance sheets upon adoption of this ASU to conform to this standard.

The Company does not expect the adoption of any other recently issued accounting pronouncements to have a material impact on its financial statements.

Subsequent Events

The Company has evaluated all transactions from September 30, 2016 through December 28, 2016, the financial statement issuance date, for subsequent event disclosure consideration.

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NOTE 4 – LOANS PAYABLE

Due to Shareholders

During the nine months ended September 30, 2015, the Company received $33,929 from John Moukas, the Company’s Chief Executive Officer, to finance its operations recorded as due to shareholders. These advances are due on demand and bear no interest.

During the nine months ended September 30, 2016 and 2015, the Company repaid $-0- and $57,375, respectively, to John Moukas for amounts previously advanced to the Company.

As of September 30, 2016 and December 31, 2015, the Company had outstanding amounts due to shareholders of $1,953 and $9,769, respectively.

Convertible Debt

During the nine months ended September 30, 2016, the Company received $34,452 from the issuance of convertible debt to third parties that mature on December 31, 2016 and have an annual interest rates ranging from 4% to 10%.

During the nine months ended September 30, 2016, the Company agreed to convert $21,772 of outstanding convertible debt into 29,302 shares of the Company’s common stock at $0.74 per share.

As of September 30, 2016 and December 31, 2015, the Company had outstanding balances of convertible debt of $27,825 and $15,145, respectively.

Convertible Debt – Related Parties

During the nine months ended September 30, 2016, the Company agreed to convert $50,484 of outstanding convertible debt – related parties into 4,276,000 shares of the Company’s common stock at $0.01 per share.

As of September 30, 2016 and December 31, 2015, the Company had outstanding balances of convertible debt – related parties of $-0- and $50,484, respectively.

During the three months ended September 30, 2016 and 2015, the Company recognized total debt discount amortization of $-0- and $16,897, respectively.

During the nine months ended September 30, 2016 and 2015, the Company recognized total debt discount amortization of $-0- and $50,144, respectively.

Loans Payable – Related Parties

During the nine months ended September 30, 2015, the Company received $58,341 from the issuance of loans payable – related parties that mature on December 31, 2016 and have an annual interest rate of 4%.

As of September 30, 2016 and December 31, 2015, the Company had $117,928 and $111,786 of outstanding loans payable – related parties, respectively.

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NOTE 5 – RELATED PARTY TRANSACTIONS

Periodically, the Company received advances from related parties to fund operations. During the nine months ended September 30, 2016 and 2015, the Company received advances from related parties of $74,444 and repaid advances from related parties of $10,426, respectively. These advances are due on demand and bear no interest.

As of September 30, 2016 and December 31, 2015, the Company had $140,085 and $61,009, respectively, of outstanding accounts payable and accrued liabilities – related party.

NOTE 6 – STOCKHOLDERS’ DEFICIT

The Company is authorized to issue up to 75,000,000 shares of common stock at par value $0.001 per share. As of September 30, 2016 and December 31, 2015, the Company had 49,801,145 and 45,472,843 shares of common stock issued and outstanding, respectively.

During the nine months ended September 30, 2016, the Company issued 23,000 shares of common stock to third parties for services with a fair value based on the value of the services performed of $22,373 and also issued 4,305,302 shares of the Company’s common stock for conversion of $72,256 of the Company’s outstanding convertible debt.

NOTE 7 – SUBSEQUENT EVENTS

Subsequent to September 30, 2016, the Company issued 3,158 shares of the Company’s common stock at $1.75 per share for total cash proceeds of $5,527.

On November 8, 2016, the Company received its “Certificate of Amendment to Articles of Incorporation” pursuant to NRS 78.385 and 78.390) to its request for a name change from “BioCrude Technologies, Inc.” to “BioCrude Technologies USA, Inc.”, whilst still doing business as “BioCrude Technologies, Inc.”, as well.

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Dealer Prospectus Delivery Obligation

Until ___________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 1: Other Expenses of Issuance and Distribution

The following table sets forth the expenses expected to be incurred in connection with the issuance and distribution of the securities being registered (also included in the Use of Proceeds table).

SEC Registration	$4,705
Legal Fees and Expenses	12,965
Accounting Fees	20,500
Transfer Agent Fees	3,960
Edgar Service Fees	3,943
Miscellaneous*	927
Total	$47,000

* Estimated

The Issuer will pay all fees and expenses associated with this offering with the Selling Shareholders paying none of the expenses.

Item 2: Indemnification of Directors and Officers

Our bylaws, which appear in Exhibit 3.2, contain provisions which require that the Company indemnify its officers, directors, employees and agents, in substantially the same language as Title 7 of the CRS. Article 12 of the Company’s Articles of Incorporation provides for the Company’s ability to indemnify its officers, directors, employees and agents, subject to the limitations provided in CRS, for expenses actually and reasonably incurred. No indemnification shall be made if the proposed party has been adjudged to be liable to the Company or where the matter was settled without court approval. Indemnification must be made upon a determination by a majority of the uninterested Board, and if not available, by the shareholders or by a court of competent jurisdiction.

Item 3: Recent Sales of Unregistered Securities

Between August 4, 2015 and December 31, 2015, we have issued all of the outstanding shares, as well as all executed convertible loans of the Company to any entitled investors. The issuances of shares to investors are exempt from registration under Sections 4(2) and 4(6) of the Securities Act and Regulation D. The shares bear a restrictive transfer legend. These transactions (a) involved no general solicitation and each investor had knowledge of all material facts about the issuer. Each purchaser was given the opportunity to ask questions of us. Thus, we believe that the offering was exempt from registration under Regulation D, Rule 505 of the Securities Act of 1933, as amended.

Item 4: Exhibits

Exhibit Number	Exhibit Description

3.1	Articles of Incorporation of BioCrude Technologies, Inc. dated August 4, 2015
3.2	Bylaws dated August 4, 2015
3.3	Certificate of Amendment (Pursuant to NRS 78.385 and 78.390)
5.1	Opinion of Harold P. Gewerter, Esq.*
10.7	Subscription Agreement.
10.8	Material Agreements (Deed of Assignment pursuant to a Private-Public Partnership (PPP), Union of the Comoros: Concession Agreements & Power Purchase Agreement (PPA))*
10.9	Loan Agreement: Boris Baran
10.10	Loan Agreement: Chaim (Joshua) Freund
10.11	Loan Agreement: David Kirsh
10.12	Contract: Deed of Assignment pursuant to a Public–Private partnership (PPP) (face & signature pages)*
10.13	Contract: Power Purchase Agreement [PPA] (face & signature pages)*
10.14	Contract: Municipal Solid Waste Concession Agreement, Land Lease Agreement & Supply of Treated Sewage/Effluent Agreement (face & signature pages)*
23.1	Consent of GBH CPAs, PC*

* - Filed herewith.

Item 5: Undertakings

The undersigned hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(i)	include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	include any additional or changed material information on the plan of distribution.

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(2)	that for determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)	to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)	that for determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)	Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser

(5)	Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a directors, officers or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Montreal, Quebec, Canada on December 28, 2016.

BioCrude Technologies USA, Inc.

By: /s/ John Moukas
John Moukas, CEO
Chairman of the Board, Principal Executive Officer,
Principal Accounting Officer,
Principal Financial Officer

By: /s/ Boris Baran
Boris Baran
Secretary/Director

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